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                                                        EXHIBIT 10.1 TO FORM 8-K










                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            MCGLADREY & PULLEN, LLP,

               MP ACTIVE PARTNERS TRUST, CLIFFORD NEWMAN, TRUSTEE,

               MP RETIRED PARTNERS TRUST, CLIFFORD NEWMAN, TRUSTEE

                                       AND

                           HRB BUSINESS SERVICES, INC.

                           MGP BUSINESS SERVICES, INC.

                                       AND

                                 H&R BLOCK, INC.







                                  JUNE 28, 1999



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                                TABLE OF CONTENTS

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
ARTICLE I PURCHASE AND SALE; CONSIDERATION........................................................................1
         1.1  Purchase and Sale of the Included Assets............................................................1
         1.2  Assumption of Included Liabilities..................................................................2
         1.3  Purchase Price......................................................................................2
         1.4  Additional Consideration............................................................................4
         1.5  Allocation of Consideration Paid....................................................................8
         1.6  Bill of Sale; Assignment and Assumption Agreement...................................................8
         1.7  Included Assets and Included Liabilities Not Transferred at the Closing.............................9


ARTICLE II CERTAIN RELATED AGREEMENTS.............................................................................9
         2.1  Excluded Assets and Liabilities.....................................................................9
         2.2  Option to Purchase M&P Fixed Assets.................................................................9
         2.3  Change of Name of the Buyer.........................................................................9
         2.4  Stock Options.......................................................................................9
         2.5  Administrative Services Agreement..................................................................11
         2.6  Guaranty...........................................................................................11
         2.7  Loan Agreement.....................................................................................11
         2.8  Operations Agreement...............................................................................11
         2.9  Restrictive Covenants..............................................................................11
         2.10  Related Agreements Defined........................................................................12
         2.11  Sale of Mutual Fund Business......................................................................12


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................................12
         3.1  Organization, Etc..................................................................................12
         3.2  Interests in the Seller............................................................................12
         3.3  Subsidiaries and Identified Affiliates.............................................................13
         3.4  Authorization; Enforceability......................................................................13
         3.5  No Violation.......................................................................................14
         3.6  Governmental Authorities; Licensure................................................................14
         3.7  Financial Statements...............................................................................14
         3.8  No Undisclosed Liabilities.........................................................................15
         3.9  Absence of Certain Changes Subsequent to October 31, 1998..........................................15
         3.10  Contracts.........................................................................................15
         3.11  True and Complete Copies..........................................................................16
         3.12  Title and Related Matters.........................................................................16
         3.13  Litigation........................................................................................17
         3.14  Tax Matters.......................................................................................18
         3.15  Compliance with Law...............................................................................19
         3.16  ERISA and Related Employee Benefit Matters........................................................20
         3.17  Labor Relations...................................................................................22


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
         3.18  Insurance.........................................................................................23
         3.19  Capital Expenditures..............................................................................23
         3.20  Dealings with Affiliates..........................................................................23
         3.21  Competition.......................................................................................23
         3.22  Bank Accounts.....................................................................................23
         3.23  Compensation......................................................................................23
         3.24  Clients...........................................................................................24
         3.25  Intellectual Property.............................................................................24
         3.26  Outside Financial Interests.......................................................................25
         3.27  Guarantees........................................................................................25
         3.28  Books and Records.................................................................................25
         3.29  Indebtedness to and from Partners, Officers, Directors and Others.................................25
         3.30  Seller's Files....................................................................................25
         3.31  Reserved..........................................................................................25
         3.32  Year 2000 Compliance..............................................................................25
         3.33  Consultants, Brokers and Finders..................................................................26
         3.34  Affiliate and Network Relationships...............................................................26
         3.35  Peer Review.......................................................................................26
         3.36  Disclosure........................................................................................26
         3.37  Interest Rate Risk Management Instruments.........................................................26
         3.38  Trusts Assets.....................................................................................26


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER...........................................................27
         4.1  Corporate Organization.............................................................................27
         4.2  Authorization; Enforceability......................................................................27
         4.3  No Violation.......................................................................................27
         4.4  Governmental Authorities...........................................................................27
         4.5  Consultants, Brokers and Finders...................................................................27


ARTICLE V REPRESENTATIONS AND WARRANTIES OF BLOCK AND HRB........................................................28
         5.1  Corporate Organization.............................................................................28
         5.2  Authorization......................................................................................28
         5.3  No Violation.......................................................................................28
         5.4  SEC Reports........................................................................................28
         5.5  Major Franchisees..................................................................................29


ARTICLE VI CERTAIN PRECLOSING COVENANTS OF THE SELLER AND MP ACTIVE PARTNERS TRUST...............................29
         6.1  Operation of the Business..........................................................................29
         6.2  Preservation of Business...........................................................................30
         6.3  Insurance and Maintenance of Property..............................................................30
         6.4  Full Access........................................................................................30
         6.5  Books, Records and Financial Statements............................................................31
         6.6  Other Governmental Filings.........................................................................31


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
         6.7  Tax Matters........................................................................................31
         6.8  Releases Regarding Liens on Included Assets........................................................32
         6.9  Seller's Release...................................................................................32
         6.10  Excluded Liabilities..............................................................................32
         6.11  Notification......................................................................................32
         6.12  No Negotiation....................................................................................33
         6.13  Commercially Reasonable Efforts...................................................................33
         6.14  No Amendments.....................................................................................33
         6.15  Formation of TP Services..........................................................................33
         6.16  Billing of WIP....................................................................................33
         6.17  Partnership Agreement.............................................................................33
         6.18  Employment Agreements.............................................................................34
         6.19  Supplemental Agreementof Partners.................................................................34
         6.20  Scally and Rotherham Employment Agreements........................................................34


ARTICLE VII CERTAIN OTHER COVENANTS OF THE SELLER AND THE TRUSTS.................................................34
         7.1  Further Assurances.................................................................................34
         7.2  Confidentiality....................................................................................34
         7.3  Ownership of Assets................................................................................35
         7.4  Licensure of the Seller; Compliance with Laws......................................................35
         7.5  Accounting For Earnout.............................................................................35
         7.6  Acknowledgment of Certain Covenants................................................................35


ARTICLE VIII COVENANTS OF THE BUYER..............................................................................36
         8.1  Confidentiality....................................................................................36
         8.2  Further Assurances.................................................................................36
         8.3  No Negotiation.....................................................................................36
         8.4  Employee Compensation..............................................................................36
         8.5  Access to Information Regarding Foundation Firms and Add-On Firms..................................37
         8.6  Commercially Reasonable Efforts....................................................................37
         8.7  Benefit Plans......................................................................................37
         8.8  Incremental Costs of TPS...........................................................................37


ARTICLE IX OTHER AGREEMENTS......................................................................................37
         9.1  Agreement to Defend................................................................................37
         9.2  Adverse Regulatory Action..........................................................................38
         9.3  Agreement Regarding Network Firms..................................................................38
         9.4  Media Relations....................................................................................38
         9.5  Income Tax Reporting...............................................................................39
         9.6  A/R Buyback........................................................................................39
         9.7  Breaches That Become Known; Supplemental Schedules.................................................39


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
ARTICLE X CONDITIONS TO THE OBLIGATIONS OF THE BUYER, HRB AND BLOCK..............................................39
         10.1  Representations and Warranties; Performance.......................................................40
         10.2  General Consents and Approvals....................................................................40
         10.3  Licensure in the Jurisdictions....................................................................40
         10.4  Lease Consents....................................................................................40
         10.5  Information Systems...............................................................................40
         10.6  Indebtedness......................................................................................40
         10.7  Supplemental Partners Agreement Signed by All Partners............................................40
         10.8  No Adverse Change.................................................................................40
         10.9  No Proceeding or Litigation.......................................................................41
         10.10  No Restrictions..................................................................................41
         10.11  Consents.........................................................................................41
         10.12  Documents........................................................................................41
         10.13  Seller Closing Deliveries........................................................................41
         10.14  Compliance with Applicable Law...................................................................41
         10.15  Formation of the Trusts and TPS..................................................................41
         10.16  Due Diligence....................................................................................41
         10.17  Regulatory Analysis..............................................................................41
         10.18  Bank Consents....................................................................................42


ARTICLE XI CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE TRUSTS............................................42
         11.1  Representations and Warranties; Performance.......................................................42
         11.2  No Proceeding or Litigation.......................................................................42
         11.3  Buyer Closing Deliveries..........................................................................42
         11.4  General Consents and Approvals....................................................................42
         11.5  Lease Consents....................................................................................42
         11.6  Information Systems Technology....................................................................43
         11.7  Consents..........................................................................................43
         11.8  Documents.........................................................................................43
         11.9  Compliance with Applicable Law....................................................................43
         11.10  Regulatory Analysis..............................................................................43


ARTICLE XII THE BUYER'S CLOSING DELIVERIES.......................................................................43
         12.1  Purchase Price....................................................................................43
         12.2  Documents to the Seller...........................................................................43
         12.3 Retired Partners Agreement.........................................................................44


ARTICLE XIII THE SELLER AND THE TRUSTS'CLOSING DELIVERIES........................................................44


ARTICLE XIV CLOSING; TERMINATION.................................................................................44
         14.1  Closing...........................................................................................44
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
         14.2  Termination.......................................................................................45

ARTICLE XV INDEMNIFICATION.......................................................................................46
         15.1  Indemnification by the Seller and the MP Active Partners Trust....................................46
         15.2  Indemnification by HRB............................................................................47
         15.3  Tender of Defense for Damages.....................................................................48
         15.4  Construction......................................................................................48
         15.5  Limitation........................................................................................48

ARTICLE XVI MISCELLANEOUS PROVISIONS.............................................................................49
         16.1  Amendment and Modification........................................................................49
         16.2  Waiver of Compliance; Consents....................................................................49
         16.3  Expenses..........................................................................................49
         16.4  Investigations; Survival of Representations, Warranties and Indemnification Obligations...........49
         16.5  Right to Offset...................................................................................50
         16.6  Notices...........................................................................................50
         16.7  Definition of Laws and the Seller's Knowledge.....................................................52
         16.8  Assignment........................................................................................52
         16.9  Counterparts......................................................................................52
         16.10  Neutral Interpretation...........................................................................52
         16.11  Headings.........................................................................................52
         16.12  Governing Law....................................................................................52
         16.13  Arbitration......................................................................................52
         16.14  Entire Agreement.................................................................................54

LIST OF SCHEDULES
LIST OF EXHIBITS








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                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of June 28, 1999 is made by and among MCGLADREY & PULLEN, LLP (the "Seller"), an Iowa limited liability partnership, EACH OF THE MEMBERS OF THE BOARD OF DIRECTORS OF SELLER (the "McGladrey Board"), THE OFFICE OF MANAGING PARTNER OF THE SELLER, MP ACTIVE PARTNERS TRUST, CLIFFORD NEWMAN, TRUSTEE (the "MP Active Partners Trust"), MP RETIRED PARTNERS TRUST, CLIFFORD NEWMAN, TRUSTEE (the "MP Retired Partners Trust") (collectively, the MP Active Partners Trust and the MP Retired Partners Trust are referred to as the "Trusts"), and HRB BUSINESS SERVICES, INC., a Delaware corporation ("HRB"), MGP BUSINESS SERVICES, INC., a Delaware corporation (the "Buyer"). H&R BLOCK, INC. ("Block") joins in the execution hereof solely for purposes of making certain representations and warranties set forth in Article V hereof, to obtain certain rights granted to it herein, and in connection with its guarantee of certain payment obligations of the Buyer to the Seller and the Partners (as defined in Section 3.2) below pursuant to this Agreement.


                                    RECITALS

                  WHEREAS, the Seller desires to sell, and the Buyer desires to purchase, certain assets of the Seller, the Seller desires to assign to the Buyer, and the Buyer desires to assume, certain liabilities of the Seller, and the parties desire to enter into certain other arrangements, pursuant to the terms and conditions of this Agreement.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual premises and the covenants, representations and warranties herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:




                        PURCHASE AND SALE; CONSIDERATION

                  1.1 Purchase and Sale of the Included Assets. Subject to the terms and conditions contained herein, at the Closing (as defined below) and in the manner herein provided, the Seller shall sell, convey, transfer and deliver to the Buyer, free and clear of all Liens (as defined below) except Permitted Liens (as defined below), all right, title and interest of the Seller in and to all of the assets of the Seller which are used or are useful in the operation of the businesses of the Seller as conducted on the Closing Date (as defined in Section 14.1) excluding only (a) those assets identified on Schedule 1.1 hereto, which Schedule shall include, without limitation, cash and cash equivalents of the Seller, (b) those business records, working papers, and any agreements or engagements of the Seller to the extent they relate to the performance of public accounting services which the Buyer is not permitted to perform (because it is not a licensed and/or certified public accounting firm or otherwise) pursuant to applicable laws and regulations of, or enforced by (i) the United States Securities and Exchange Commission (the "SEC") or (ii) state accountancy boards or agencies having competent jurisdiction in locations where the Seller maintains offices or performs such services ("Public Accounting Services"); and
(c) client relationships to the extent they exclusively relate to the provision of Public Accounting Services. The assets identified on Schedule 1.1 are sometimes referred to herein as the "Excluded Assets." The assets being sold to the Buyer hereunder are sometimes referred to herein as the "Included Assets."

                  1.2 Assumption of Included Liabilities.

                      (a) Subject to the terms and conditions contained herein, at the Closing, the Seller shall assign and transfer to the Buyer and the Buyer shall assume only those liabilities identified on Schedule 1.2 (the "Included Liabilities").

                      (b) Neither the Buyer nor Block shall, and they each do not assume or agree to, become liable for or successor to any liabilities other than the Included Liabilities. Any and all other obligations of the Seller, the Trusts or any Partner, whether known or unknown, liquidated or unliquidated, accrued or contingent, asserted or unasserted, or due or not due, which are not Included Liabilities and thus specifically assumed by the Buyer herein (collectively, the "Excluded Liabilities"), shall be and remain the sole obligations and liabilities of the Seller, the Trusts and/or such Partner(s), as the case may be, and neither the Buyer, HRB nor Block shall be obligated in any respect therefor. The Seller and the MP Active Partners Trust each hereby indemnifies and holds harmless the Buyer and Block from and against any and all Damages relating to or arising from Excluded Liabilities.

                  1.3 Purchase Price. Subject to the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties of the Seller and the Trusts herein contained, and in consideration of the sale, conveyance, transfer and delivery of the Included Assets and other premises provided for in this Agreement, the Buyer agrees to pay to the Seller an aggregate purchase price as set forth in this Section 1.3 and in Section 1.4 below (the "Purchase Price"), as follows:

                      (a) Base Purchase Price. The aggregate amount (without interest) of Two Hundred Forty Million Dollars ($240,000,000), subject to offset pursuant to Section 16.5 hereof and subject to adjustment pursuant to Sections 1.3(h) and 2.11, payable in installments, without interest, as follows:

                      (i) Sixty Million Dollars ($60,000,000) payable at the Closing (the "First Installment");

                      (ii) Sixty Million Dollars ($60,000,000) payable on the first anniversary of the Closing Date;

                      (iii) Forty Million Dollars ($40,000,000) payable on the second


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          anniversary of the Closing Date;

                         (iv) Forty Million Dollars ($40,000,000) payable on the third anniversary of the Closing Date;

                         (v) Forty Million Dollars ($40,000,000) payable on the fourth anniversary of the Closing Date (less, however Five Million Eight Hundred Forty Thousand Two Hundred Forty Six Dollars ($5,840,246) in the event that the Year 4 Cumulative EBITDA is less than One Billion Three Hundred Forty-Three Million Five Hundred Sixty-Eight Thousand Four Hundred Ninety-Eight Dollars ($1,343,568,498);

                  (b) Future Payments Defined. Payments under clauses (ii),
     (iii), (iv) and (v) of Section 1.3(a), above, are each referred to as a "Future Payment" and collectively as the "Future Payments".

                  (c) Retired Partners Agreement. Amounts due and owing pursuant to the Retired Partners Agreement substantially in the form attached hereto as Exhibit 1.3(c) hereof (the "Retired Partners Agreement").

                  (d) A/R & WIP Payment. The purchase amount of accounts receivable ("A/R") and work in process ("WIP") on the books of the Seller at the Closing, which shall be determined within 30 days after the Closing Date (the "A/R & WIP Payment"). For purposes of reference only, the Seller shall estimate the A/R and WIP on the books of the Seller at the date hereof and provide such estimates on Schedule 1.3(d) hereof. The A/R & WIP Payment shall be equal to one hundred percent (100%) of the aggregate book value of the A/R and eighty-four percent (84%) of the aggregate book value of WIP as of the Closing Date.

                  (e) Prepaid Amount Payment (or Credit). The amount, if any, by which, as of the Closing Date, those prepaid expenses included in Included Assets (the "Closing Date Prepaids") exceed the amount of those liabilities included in Included Liabilities (the "Closing Date Liabilities"), which shall be determined within 30 days after the Closing Date; provided that if the amount of the Closing Date Liabilities exceeds the amount of the Closing Date Prepaids such excess shall be paid by the Seller to the Buyer (or the Buyer may, at its election, offset such amount against amounts owing under the Post-Closing Payment). The payments provided for by this Subsection (e) are hereinafter referred to as the "Net Prepaid Payment". For purposes of reference only, the Seller shall estimate, as of the date hereof, the prepaid expenses included in Included Assets and the amount of those liabilities included in Included Liabilities and provide those estimates on Schedule 1.3(e) hereof.

                  (f) Reimbursement of Certain Pre-Closing Development Expenditures. The amount of those expenditures actually incurred and made by the Seller for Development Purposes after the date hereof and prior to the Closing Date (the "Pre-Closing Development Expenditure Reimbursement"), which shall be determined within 30 days after the Closing Date, but only to the extent of those expenditures


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     permitted in Schedule 1.3(f) hereof (the "Pre-Closing Development
     Expenditures Budget").

                  (g) Manner of Making Payment. The Buyer shall make the payments described above in the following manner:

                         (i) The First Installment due the Seller (the "Closing Payment") shall be made by delivery to the Seller of funds by wire transfer to the account(s) designated in writing by the Seller and delivered to the Buyer in writing no later than five (5) business days prior to the Closing Date.

                        (ii) On or before a date thirty (30) days following the Closing Date, the Seller shall notify the Buyer of its calculations of the amounts of A/R & WIP Payment, the Net Prepaid Payment and the Pre-Closing Development Expenditure Reimbursement (collectively, the "Post-Closing Payments"; such notice, the "Calculation Notice"). The Buyer shall have ten (10) days after receipt of the Calculation Notice to accept or reject any or all of the amounts of any Post-Closing Payment. If the Buyer rejects any of the Post-Closing Payment amounts, it shall so notify the Seller (a "Buyer Rejection Notice") and the Buyer and the Seller shall work, in good faith, to mutually agree on such disputed amount (and the payment thereof) within ten (10) days after delivery of the Buyer Rejection Notice (such period, the "Negotiation Period") but failing such agreement, at the end of the Negotiation Period the issue shall be submitted to mediation/arbitration pursuant to Section 16.13. Any Post-Closing Payment included in the Calculation Notice and not rejected by the Buyer shall be paid on or before twenty (20) days after delivery of the Calculation Notice. The Post-Closing Payments shall be made by delivery to the Seller of funds by wire transfer to the account(s) designated in writing by the Seller and delivered to the Buyer in writing no later than five (5) business days prior to the required payment date.

                      (iii) Any Future Payment or Earnout Payment due the Seller shall be made by delivery to the MP Active Partners Trust on behalf of the Seller of funds by wire transfer to the account(s) designated by the MP Active Partners Trust and delivered to the Buyer in writing no later than five (5) business days prior to the due date of such payment.

                  (h) Adjustment to Base Purchase Price. The payment of the Base Purchase Price as set forth in Section 1.3(a) hereof is subject to reallocation and corresponding adjustment for the Closing Date lump sum payments (discounted by an eight percent (8%) annual discount rate) to be made to up to five (5) Partners or employees of the Seller (in lieu of Future Payments) who will resign from the Seller at or immediately after the Closing in connection with the sale of the Mutual Fund Business.

                  1.4 Additional Consideration. The Buyer shall pay to the Seller as additional consideration, the amounts, if any, calculated and payable pursuant to the terms and conditions set forth in this Section 1.4 (the "Earnout Payments").


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

                  (a) Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

                      (i)    "Adjusted EBITDA" shall mean

                             (A) the net income (determined in accordance
                  with generally accepted accounting principles consistently applied ("GAAP") and it being acknowledged that such net income is net of any compensation and benefits payable, distributable or provided to Partners of the Seller, whether such compensation is payable or distributable by the Buyer or the Seller or any other entity owned by the Buyer or the Seller) of Group (and accounting and consulting firms acquired, or whose substantial assets have been acquired, by Group with the consent of Block after the Closing Date ("Post-Closing Acquisitions"), but only with respect to the net income of such acquired firm for the period after the acquisition thereof), but adjusted to:

                             (B) exclude:

                                 (1) any expense for Interest Expense, income
                             taxes, depreciation, amortization and any expenses included in such net income pertaining to Post Closing Development Expenditures (as defined below);

                                 (2) any income for any gain or expense for any
                             loss of the Seller, or any income for funds received by the Buyer, on the sale of the Mutual Fund Business;

                                 (3) any expense for incremental direct
                             expenses incurred or paid by Group (without reimbursement from outside Group) that are material and attributable directly to the business, operations or management of the Foundation Firms, Foundation Firm Managers or Prior Add-On Firms (it being understood that such expenses shall not include allocations of overhead of Group to such Foundation Firms, Foundation Firm Managers or Prior Add-On Firms); and

                             (C) include the expense for a hypothetical annual
                  cost of capital charge for Post-Closing Acquisitions in an amount equal to 15% of the aggregate purchase price (as it is paid but excluding purchase price in the form of stock options) of such Post Closing Acquisitions.

                  For purposes of determining Adjusted EBITDA the minimum reserve and write-off of uncollected accounts receivable and unbilled work in process of Group after the Closing Date shall be


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
                  based upon the formula attached hereto as Schedule 1.4(a)(i).

                  (ii) "Interest Expense" shall mean interest expense incurred by Group after the Closing of the transactions contemplated hereby (the "Acquisition") for (i) accrued pension obligations; (ii) deferred purchase price obligation discounting; and (iii) working capital borrowings (including those provided pursuant to the Operations Agreement).

                  (iii) "Group" shall mean the Seller and the Buyer (or such other Block Entity that serves as the Contractor under the Administrative Services Agreement) and their respective wholly owned subsidiaries (but specifically excluding TPS (as defined in Section 6.15)); provided, however, that Group (and firms acquired, or whose substantial assets have been acquired, by Group) shall not include (i) those foundation firms listed as such on Schedule 1.4(a)(iv) (the "Foundation Firms"), (ii) HRB, or any of its subsidiaries acting as Foundation Firm managers and listed as such on Schedule 1.4(a)(iv) (the "Foundation Firm Managers"), (iii) any accounting firms or business or financial services firms of which the substantial (50% or more) assets or equity has been acquired by a Foundation Firm, Foundation Firm Manager or a subsidiary of a Foundation Firm Manager prior to the Closing Date (including but not limited to those "add-on" firms listed as such on Schedule 1.4(a)(iv) (the "Prior Add-On Firms") or after the Closing Date (the "Subsequent Add-On Firms") or (iv) a Block Entity which functions in an administrative services relationship with a Prior Add-On Firm or Subsequent Add-On Firm (a "New Add-On Firm Contractor").

                  (iv) "Block Entity" shall mean Block or any of its direct or indirect subsidiaries.

                  (v) "Year 1 Contingency Base" shall mean six (6) times Adjusted EBITDA for the 12-month period commencing on the first day of the calendar month next following the Closing Date (the "Commencement Date"), provided, however, that if the Closing Date is August 1, 2 or 3, 1999, the Commencement Date shall be deemed August 1, 1999.

                  (vi) "Year 2 Contingency Base" shall mean six (6) times Adjusted EBITDA for the 12-month period commencing on the first anniversary of the Commencement Date.

                  (vii) "Year 3 Contingency Base" shall mean six (6) times Adjusted EBITDA for the 12-month period commencing on the second anniversary of the Commencement Date.

                  (viii) "Year 4 Contingency Base" shall mean six (6) times Adjusted EBITDA for the 12-month period commencing on the third anniversary of the Commencement Date.

                  (ix) "Year 1 Cumulative EBITDA" shall mean an amount equal


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

          to the Year 1 Contingency Base.

                  (x) "Year 2 Cumulative EBITDA" shall mean the sum of (i) the Year 1 Cumulative EBITDA and (ii) the Year 2 Contingency Base.

                  (xi) "Year 3 Cumulative EBITDA" shall mean the sum of (i) Year 2 Cumulative EBITDA and (ii) the Year 3 Contingency Base.

                  (xii) "Year 4 Cumulative EBITDA" shall mean the sum of (i) Year 3 Cumulative EBITDA and (ii) the Year 4 Contingency Base.

                  (xiii) "Year 2 Average EBITDA" shall mean Year 2 Cumulative EBITDA divided by 2.

                  (xiv) "Year 3 Average EBITDA" shall mean Year 3 Cumulative EBITDA divided by 3.

                  (xv) "Year 4 Average EBITDA" shall mean Year 4 Cumulative EBITDA divided by 4.

                  (xvi) "Year 2 Adjusted Contingency Base" shall mean Year 2 Average EBITDA less the Hurdle Amount.

                  (xvii) "Year 3 Adjusted Contingency Base" shall mean Year 3 Average EBITDA less the Hurdle Amount.

                  (xviii) "Year 4 Adjusted Contingency Base" shall mean Year 4 Average EBITDA less the Hurdle Amount.

                  (xix) "Hurdle Amount" means Two Hundred Fifty-Seven Million Eight Hundred Eighty-One Thousand One Hundred Forty-Three Dollars ($257,881,143) less the cash purchase price for the sale of the Mutual Fund business pursuant to Section 2.11.

                  (xx) "Post-Closing Development Expenditures" means capital provided to the Buyer by Block or any direct or indirect subsidiary of Block pursuant to the Operations Agreement for development expenditures in an amount not to exceed Six Million Dollars ($6,000,000) per year for each of the one year periods commencing on the Closing Date and each of the first four anniversary dates of the Closing Date, respectively, regardless of whether such development expenditures are capitalized or expensed for accounting purposes. Such capital shall be used for the development of the Buyer's infrastructure, mergers, integration resources, branding or related promotional efforts, acquisitions or similar purposes ("Development Purposes") set forth in an annual preliminary budget (for each such annual period) and for which a year end (for each such annual period) accounting is prepared by the Buyer and delivered to Block. For purposes of this Section 1.4, it is assumed that such Six Million Dollars ($6,000,000) annual amount is expended ratably over the course of such year.

                  (b) Earnout Payment Calculations. In addition to the payments set forth in Section 1.3 above and subject to adjustment for Earnout Accounting Changes pursuant to Section 7.5 hereof, the Buyer shall pay to the Seller the Earnout Payments, if any, calculated and payable as set forth below. An economic model developed by the Buyer and the Seller (the "Model") to illustrate, for purposes of example only, the Earnout Payment Calculations is set forth on Schedule 1.4(b) attached hereto. The Earnout Payments are subject to the True-Up Adjustment which is also set forth in
     Schedule 1.4(b) attached hereto.

                    (i) The "Year 2 Earnout Payment," shall equal the product of
          (A) (.33) multiplied by (B) the Year 2 Adjusted Contingency Base. Any amount payable pursuant to this Subsection (b)(i) would be paid in the manner provided in Section 1.3(g)(iii) no later than 60 days following the second anniversary of the Closing Date.

                   (ii) The "Year 3 Earnout Payment," shall equal the product of
          (A) (.67) multiplied by (B) the Year 3 Adjusted Contingency Base, less the Year 2 Earnout Payment. Any amount payable pursuant to this Subsection (b)(ii) would be paid in the manner provided in Section 1.3(g)(iii) no later than 60 days following the third anniversary of the Closing Date.

                    (iii) The "Year 4 Earnout Payment," shall equal the Year 4 Adjusted Contingency Base, less the sum of (x) the Year 3 Earnout Payment and (y) the Year 2 Earnout Payment. Any amount payable pursuant to this Subsection (b)(iii) would be paid in the manner provided in Section 1.3(g)(iii) no later than 60 days following the fourth anniversary of the Closing Date.

                  1.5 Allocation of Consideration Paid. For purposes of the parties' respective financial accounting and tax reporting:

                     (a) The payment of the First Installment, plus any Included Liabilities, shall be allocated specifically to the sale of fixed assets and other tangible property to the extent of the book value of such fixed assets and other tangible property (other than accounts receivable and work in process), with any remainder of the First Installment allocated to the sale of intangible assets.

                     (b) The payment of the Future Payments and payments pursuant to the Retired Partners Agreement shall be specifically allocated to the sale of intangible assets.

                     (c) The payment of the A/R & WIP Payment shall be specifically allocated to the sale of accounts receivable and work in process.

                     (d) The payment of the Earnout Payments shall be specifically allocated to the sale of intangible assets.

                  1.6 Bill of Sale; Assignment and Assumption Agreement. In connection with the purchase and sale of the Included Assets and assumption of the Included Liabilities, the Seller shall provide to the Buyer a Bill of Sale, substantially in the form attached hereto as Exhibit 1.6(a), and the Seller shall enter into with the Buyer an Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit 1.6(b).

                  1.7 Included Assets and Included Liabilities Not Transferred at the Closing. In the event that an assignment or transfer of any contract, obligation or instrument which is either an Included Asset or an Included Liability could cause a breach thereof and if any required consent to such assignment or transfer has not been obtained by the Closing Date, then at the Buyer's election and in its sole discretion, such contract, obligation or instrument shall not be then assigned or transferred, but the Seller shall act as agent or representative for the Buyer, at the request and pursuant to the instructions of the Buyer, in order to obtain for the Buyer the rights and benefits under such obligation or instrument, to the extent permitted by applicable law and until a valid and permitted assignment or transfer to the Buyer (or the Buyer's nominee) after the Closing Date (if so elected by the Buyer in its sole discretion) has been made.

                           CERTAIN RELATED AGREEMENTS

                  2.1 Excluded Assets and Liabilities. On or before the first business day of calendar year 2000, the Seller shall adopt such resolutions, complete such documentation and otherwise take such action as may be reasonably necessary to transfer to the MP Active Partners Trust the ownership of all Excluded Assets (except any books and records identified on Schedule 1.1 and any contracts to the extent they provide for performance of services relating to or arising from performance by the Seller of Public Accounting Services, which books and records and contracts shall remain owned by and in the possession of the Seller). Neither of the Trusts shall engage in any business activity and each shall exist solely for the purpose of liquidating certain assets and liabilities of the Seller, as the case may be.

                  2.2 Option to Purchase M&P Fixed Assets. For the period beginning the Closing Date and ending ten (10) years thereafter, the Buyer shall have the option to purchase from the Seller the fixed assets which are Excluded Assets on the Closing Date, at the Seller's net book (depreciated) value thereof on the date such option is exercised. Exercise of the option shall be made by written notice thereof from the Buyer to the Seller and payment shall be in cash or immediately available funds.

                  2.3 Change of Name of the Buyer. After the date hereof and prior to the Closing Date, the Buyer and the Seller shall endeavor to change the name of the Buyer to a mutually acceptable name such as "RSM McGladrey, Inc." or such other name (including the word "McGladrey") as permitted by applicable law.

                  2.4  Stock Options.

                       (a) As of the close of business on the Closing Date, in consideration of the employment of the Partner Employees by the Buyer and the employment of certain other employees of the Seller who become employees of the Buyer at the Closing (as agreed by the Seller, the Buyer and, with respect to their individual employment, each such employee; each, a "New Employee") and pursuant to prior written approval of the Chief Executive Officer of Block or the Compensation Committee of the Block Board of Directors ("Compensation Committee") in compliance with the Stock Option Plan, Block shall grant options for an aggregate 600,000 shares (in addition to options granted to Scally and Rotherham) of Block common stock, no par value ("Block Common Stock") to such Partner Employees, New Employees and a reserve established for subsequently hired employees of the Buyer (whether reserved or granted pursuant to Section 2.4(a) or 2.4(b), "Reserved Options"), in the respective individual amounts set forth on Schedule 2.4 (the "Closing Block Options"). The Closing Block Options shall (i) be granted and governed in accordance with the terms of the H&R Block, Inc. 1993 Long Term Executive Compensation Plan, a copy of which is attached hereto as Exhibit 2.4(a) (the "Stock Option Plan") and (ii) be evidenced by stock option agreements in the standard form of Stock Option Agreement attached hereto as Exhibit 2.4(b) ("Stock Option Agreements"). Except for Reserved Options, the Closing Block Options shall (x) have an option exercise price per share equal to the closing price for the Block Common Stock on the New York Stock Exchange ("NYSE") on the Closing Date (or, if the Closing Date is a date on which such Block Common Stock is not traded on the NYSE, on the last date preceding the Closing Date on which the Block Common Stock was traded on the NYSE) (the "Closing Date Price") and (y) vest as follows: 40% upon the third anniversary of the Closing Date; 30% upon the fourth anniversary of the Closing Date; and 30% upon the fifth anniversary of the Closing Date provided that such vesting shall be accelerated upon retirement at or after age 55.

                       (b) On or within twenty (20) days after the first anniversary of the Closing and pursuant to prior approval of the Compensation Committee, Block shall grant options for an aggregate of 600,000 shares (in addition to options granted to Scally and Rotherham) of Block Common Stock to Partner Employees, New Employees and a reserve established for subsequently hired employees of the Buyer (the "Post Closing Block Options"), to be allocated among such persons (and reserve) as recommended by the Executive Management Committee and approved in writing by the Chief Executive Officer of Block or the Compensation Committee in compliance with the Stock Option Plan. The Post Closing Block Options shall (i) be granted and governed in accordance with the terms of the Stock Option Plan, and (ii) be evidenced by Stock Option Agreements. Except for Reserved Options, the Post-Closing Block Options shall (x) have an option exercise price per share equal to the greater of the Closing Date Price or the closing price of Block Common Stock on the NYSE on the date of such future grant (or, if such grant date is a date on which the Block Common Stock is not traded on the NYSE, on the last date preceding such grant date on which the Block Common Stock was traded on the NYSE) and (y) vest as follows: 40% after the third anniversary of the grant date; 30% after the fourth anniversary of the grant date; and 30% after the fifth anniversary of the grant date (provided that such vesting shall be accelerated upon retirement at or after age 55).

                       (c) The prospective grant of the Reserved Options to subsequently hired employees of the Buyer shall be made on a case by case basis, with the option exercise price per share equal to the closing price for the Block Common Stock on the NYSE on the date of hire (or, if the date of hire is a date on which such Block Common Stock is not traded on the NYSE, on the last date preceding the date of hire on which the Block Common Stock was traded on the NYSE) and vesting 40% upon the third anniversary of the date of hire, 30% upon the fourth anniversary of the date of hire and 30% upon the fifth anniversary of the date of hire and having such other terms and conditions as recommended by the Executive Management Committee of the Buyer's Board of Directors ("Executive Management Committee") and approved in writing by the Chief Executive Officer of Block or the Compensation Committee in compliance with the Stock Option Plan. Any Reserved Options designated in
     Schedule 2.4 and not issued prior to the first anniversary of the Closing Date shall continue to be reserved for issuance on the same terms during the twelve-month period immediately following such first anniversary. Any Reserved Options not granted by the second anniversary of the Closing Date will be canceled.

                       (d) The Seller acknowledges and agrees that (i) the provisions of the Stock Option Plan permit modification, changes or amendments to the Stock Option Plan (as applied generally and not just to options granted pursuant to this Section 2.4) from time to time within certain conditions set forth in the Stock Option Plan, and the Closing Block Options and Post-Closing Block Options are subject to any such modifications, changes or amendments so made, and (ii) any stock options granted by Block to the Partner Employees, New Employees or other employees of the Buyer other than pursuant to this Section 2.4 shall be granted, if at all, in the absolute discretion of the Chief Executive Officer of Block or the Compensation Committee in accordance with the terms of the Stock Option Plan or such other plan as Block may choose, as may be amended from time to time.

                  2.5 Administrative Services Agreement. At the Closing, the Seller and the Buyer shall execute and deliver an Administrative Services Agreement substantially in the form attached hereto as Exhibit 2.5 (the "Administrative Services Agreement").

                  2.6 Guaranty. At the Closing, Block shall execute and deliver a Guaranty substantially in the form attached hereto as Exhibit 2.6 (the "Guaranty") guaranteeing the payment of the Future Payments and the Earnout Payments to the Seller and the payment of the obligations of the Buyer under the Retired Partners Agreement to the MP Retired Partners Trust.

                  2.7 Loan Agreement At the Closing, the Buyer (or its assignee) and the Seller shall execute and deliver a revolving loan agreement and promissory note substantially in the form attached hereto as Exhibit 2.7 (the "Loan Agreement"), providing for certain revolving loan commitments.

                  2.8 Operations Agreement At the Closing, the Buyer and the Seller shall execute and deliver an operations agreement substantially in the form attached hereto as Exhibit 2.8 (the "Operations Agreement").

                  2.9 Restrictive Covenants. The Seller acknowledges and agrees that in exchange for the consideration paid to the Seller pursuant to this Agreement, the Seller agrees to certain restrictive covenants, including but not limited to non-competition and non-solicitation covenants which restrictive covenants are set forth in the Operations Agreement.

                  2.10 Related Agreements Defined. For purposes of this Agreement, "Related Agreements" shall mean the Assignment and Assumption Agreement, Managing Director Employment Agreements, Senior Managing Director Employment Agreements, Scally and Rotherham Employment Agreements (as defined below), Administrative Services Agreement, Supplemental Partners Agreement, Loan Agreement, Guaranty, Conditional Purchase Agreement (as defined in Section 6.15 below) and the Operations Agreement.

                  2.11 Sale of Mutual Fund Business The Seller shall use commercially reasonable efforts to sell its accounting and other business relating to mutual funds and investment companies regulated under the Investment Company Act of 1940 ("Mutual Fund Business") to an unaffiliated third party for cash at a price and on such terms as approved by the Buyer. The gross proceeds of such sale shall either (i) be applied to reduce the Closing Payment dollar for dollar, if such sale occurs before or simultaneously with the Closing or
(ii) be paid to the Buyer (or its assigns), if such sale occurs after the Closing.


                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller represents and warrants to the Buyer and Block as follows, each of which representations and warranties is true and correct on the date hereof.

                  3.1 Organization, Etc. The Seller is a limited liability partnership, duly organized, validly existing and in good standing under the laws of the State of Iowa with all requisite legal power and authority to carry on its business as it is now being conducted and to own, operate and lease its respective properties and assets. The Trusts have been duly formed under Iowa common law pursuant to proper action taken by the Partners in accordance with the Seller Partnership Agreement. Clifford Newman is the duly appointed and sole trustee of the Trusts. Schedule 3.1 lists each of the jurisdictions in which the Seller maintains an office or is otherwise required to be licensed or authorized as a foreign limited liability partnership (the "Jurisdictions"). The Seller has provided the Buyer complete and correct copies of its (a) Articles of Partnership, (b) Seller Partnership Agreement, and (c) certificates of authority and public accounting licenses for the Jurisdictions, each as amended to date. The Seller has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its businesses as now being conducted (without giving effect to the Acquisition). Specifically, but not by way of limitation, the Seller is appropriately licensed, as required, as a certified public accounting firm in the State of Minnesota and each of the other Jurisdictions. The Jurisdictions are the only states where the Seller is required to obtain a license to practice Public Accounting Services due to the operations of the Seller as of the Closing Date, except for de minimis exceptions where the aggregate effect of such exceptions does not breach any other representation or warranty herein.

                  3.2 Interests in the Seller. The persons who own any interest in the Seller and their designation (Equity Partner, Partner or principals) and respective percentage interests (equity, income and voting) (each a "Partner" and collectively the "Partners") are as set forth on Schedule 3.2. The retired partners, terminated partners and corporate partners to whom the Seller still owes any payment obligations relating to outstanding "AAV" balances or otherwise as provided in Articles 16 and 17 of the Seller Partnership Agreement ("Retired Partners"), and a description (including amounts, if applicable) of such obligations, are as set forth on Schedule 3.2 (the "Retired Partner Obligations"). The present value (discounted at eight percent (8%)) of the Retired Partner Obligations, assuming the mortalities and interest rates set forth in Schedule 3.2, is Fifty-Two Million Seven Hundred Twenty-Seven Thousand Seven Hundred Ninety-Seven Dollars ($52,727,797) (the "Retired Partners Amount"). To the Seller's Knowledge, the equity or ownership interest(s) in the Seller owned by each Partner is owned free and clear of all Liens (as defined below) of any type whatsoever, except as expressly noted on Schedule 3.2. No person or entity other than the Partners owns any equity, investment, ownership or similar interest of any kind in the Seller.

                  3.3 Subsidiaries and Identified Affiliates. Except as set forth on Schedule 3.3, the Seller does not currently have, nor since January 1, 1996 has the Seller had, any:

                       (a) subsidiaries (wholly-owned or otherwise);

                       (b) Identified Affiliates (as defined below);

                       (c) equity or financial investments in any other entity or business operation (except as represented by accounts receivable arising in the ordinary course of business and investments of excess cash in certificates of deposit, money market accounts or marketable securities).

                  The term "Identified Affiliate" shall mean any corporation, company, partnership, trusts or other entity in which the Seller or, to the Seller's Knowledge, any Partner is a controlling person, as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, but not including those entities which (i) are not, and are not affiliated with, clients, vendors or suppliers of the Seller, (ii) represent personal estate planning devices, such as trusts or partnerships, of a Partner in passive investments, or (iii) are not, and not affiliated with firms or companies engaged in the accounting profession or the business of financial services, mortgage lending or brokerage, or tax return preparation.

                  3.4 Authorization; Enforceability. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of the Seller and the Trusts. To the Seller's Knowledge, each Partner has duly, competently and validly executed and delivered this Agreement, intending to be bound thereby. Certified copies of all required resolutions, authorizations, consents, approvals and/or ratifications are attached as
Schedule 3.4 hereto and no such resolution, authorization, consent or approval has been altered, amended, rescinded, repealed or revoked in whole or in part. Pursuant to such resolutions, authorizations, consents, approvals and/or ratifications, and otherwise, the Seller and the Trusts (and to the Seller's Knowledge, the Partners) have full authority to enter into and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. Assuming the due execution and delivery hereof by the Buyer, this Agreement is the legal, valid and binding obligation of the Seller and the Trusts (and to the Seller's Knowledge, the Partners), and is enforceable against the Seller and the Trusts (and to the Seller's Knowledge, the Partners) according to its terms, except to the extent that (i) its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such proceeding may be brought and (iii) restrictions of public policy apply.

                  3.5 No Violation. Except as set forth on Schedule 3.5, neither the Seller nor the Trusts (nor, to the Seller's Knowledge, the Partners) are subject to or obligated under any (i) agreement, article or certificate of incorporation or organization, bylaw, partnership agreement, operating agreement, (ii) Law (as defined in Section 16.7), or (iii) agreement, instrument, license, franchise or permit, which could be breached or violated in any respect material thereto by the execution, delivery and performance by the Seller or the Trusts (or to the Seller's Knowledge, by any Partner) of this Agreement or of any agreement referred to herein. Neither the execution, delivery, nor performance of this Agreement or of any agreement referred to herein will violate or result in a breach of any Contract (as defined below), agreement, instrument, license, franchise, obligation or permit by which the Seller or the Trusts (or, to the Seller's Knowledge, any Partner) is bound.

                  3.6 Governmental Authorities; Licensure. To the Seller's Knowledge, except for actions being taken by the Seller, Trusts, Partners and/or the Buyer pursuant to the memorandum entitled "Regulatory Compliance Actions" prepared by the Seller and the Buyer, neither the Seller, Trusts nor, to the Seller's Knowledge, any Partner is required to submit any notice, report or other filing with, or obtain any consent, approval or authorization from, any governmental or regulatory authority, including but not limited to the authority which licenses public accountants in any of the Jurisdictions, in connection with the execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby. The Seller and, to the Seller's Knowledge, each Partner and any employee of the Seller who is required by Law to obtain and maintain a public accounting license in any of the Jurisdictions has obtained a license in each Jurisdiction where same is required, which license is in full force and effect. A copy of each such license issued to the Seller and to each such Partner or employee has been made available to the Buyer. Except as set forth on Schedule 3.6, neither the Seller, any Partner nor any employee of the Seller is subject to any restrictions on the scope of practice imposed by the SEC or any governmental, regulatory or self-regulatory authority.

                  3.7 Financial Statements. Except as set forth on Schedule 3.7, the Seller has provided the Buyer complete and accurate copies of the Seller's statements of financial position as of April 30 for each of the years 1995 through 1999 and statements of income, cash flows and partner's equity for the fiscal years 1995 through 1999, and statements of financial position as of July 31, 1998 and October 31, 1998 and statements of income, cash flows and partner's equity for the three (3) months and six (6) months, respectively, then ended (collectively, the "Financial Statements'). The Financial Statements have not been audited. Except as set forth on Schedule 3.7, the Financial Statements fairly present the financial position of the Seller as of the respective dates thereof, and the results of operations for the periods therein referred to, all in accordance with GAAP consistently applied throughout the periods indicated (except as stated therein). The statement of financial position of the Seller as of October 31, 1998, is referred to as the "Balance Sheet." October 31, 1998, is referred to as the "Financial Statement Date."

                  3.8 No Undisclosed Liabilities. To the Seller's Knowledge, it has no liabilities, asserted or unasserted, liquidated or unliquidated, accrued, absolute, contingent, or otherwise of a nature or amount that should be reflected in the Financial Statements or a balance sheet prepared at the Closing Date in accordance with GAAP consistently applied. To the Seller's knowledge there is no basis for any claim against the Seller for any such liability except for liabilities (a) properly reflected or reserved against in the Balance Sheet,
(b) set forth on Schedule 3.8, or (c) incurred in the ordinary course of business consistent with past practices since the Financial Statement Date, none of which such liabilities, individually or in the aggregate, has or would likely have an adverse effect upon the assets, business, prospects, condition (financial or otherwise), earnings or operations of the business of the Seller greater than Two Hundred Fifty Thousand Dollars ($250,000).

                  3.9 Absence of Certain Changes Subsequent to October 31, 1998. Except as set forth on Schedule 3.9, since the Financial Statement Date there has not been any (a) adverse change (amounting to or involving more than Two Hundred Fifty Thousand Dollars ($250,000) in aggregate with other changes) in the business, prospects, condition (financial or otherwise), earnings or operations of the Seller's business; (b) damage, destruction or loss, whether covered by insurance or not, adversely affecting the Seller's properties comprising Included Assets or necessary for the conduct of the Seller's business; (c) increase in the compensation payable or to become payable by the Seller to its directors, officers, employees, Affiliates or any Partner or any adoption of, or increase in, any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such individual other than changes in the ordinary course of business consistent with past practice and not material to the item changed; (d) entry by the Seller into any commitment or transaction, including, without limitation, any borrowing or capital expenditure other than in accordance with Schedule 3.19; (e) change by the Seller in accounting methods, practices or principles; (f) to the Seller's Knowledge, adoption of any Law, statute, rule, regulation or order which adversely affects or would likely adversely affect the Seller or the Trusts; (g) termination or waiver of any rights of value to the business of the Seller, not including accounts receivable compromised by the Seller consistent with its ordinary course of business and which do not, in the aggregate, constitute a material portion of the accounts receivable of the Seller; (h) other transaction or event other than in the ordinary course of the Seller's business; (i) transaction or conduct of a material or significant nature or amount inconsistent with the Seller's past business practices; (j) adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trusts, fund or arrangement for the benefit of employees except for the termination of such plans which are provided for in this Agreement; or (k) agreement or understanding made or entered into to do any of the foregoing. The term "Affiliate" shall mean (i) any Identified Affiliate, (ii) each partner, principal, manager, officer and Significant Employee of the Seller, (iii) the respective Family Members of each person identified in clause (ii). The term "Significant Employee" shall mean any employee of the Seller who has annual salary and bonus compensation (or partner draws) in excess of One Hundred Thousand Dollars ($100,000). The term "Family Member" shall include the parents, siblings, spouses and children of the person identified, whether such relationship arises by blood, adoption or marriage.

                  3.10 Contracts. Schedule 3.10 identifies (including the type of agreement, parties and effective date) all Contracts (as defined below) to which the Seller is a party. Schedules 3.10(a), (b), (c), and (d) are true and complete copies of the form of the Seller's engagement letters for audit, review, business valuations and consulting, respectively. The term "Contracts" shall mean all oral (which shall be summarized on Schedule 3.10) and written (i) contracts, agreements, agency agreements, loan agreements, mortgages, indentures, deeds of Trusts, guarantees, binding commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements to the extent that the Seller's obligations or benefits exceed One Hundred Thousand Dollars ($100,000) in any twelve (12) month period or to the extent that the term of such contract extends for more than twelve (12) months past the Closing and (ii) all contracts material to the operation of the business of the Seller. The Seller is not in default or alleged to be in default under any Contract nor is the Seller aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, could constitute a default under any Contract. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the Seller and, to the Seller's Knowledge, the other parties thereto in accordance with their terms, and neither this execution, delivery and performance of this Agreement nor the Acquisition will violate any of the provisions of the Contracts.

                  3.11 True and Complete Copies. Copies of all agreements, Contracts and documents delivered and to be delivered hereunder by the Seller and the Trusts or received by the Buyer as part of the Buyer's due diligence are and will be true and complete copies of such agreements, Contracts and documents. All written summaries of oral Contracts are and will be true and complete.

                  3.12 Title and Related Matters.

                       (a) General. Except as set forth on Schedule 3.12, the Seller has good and marketable title to all of the Included Assets (for which one can have good and marketable title) free and clear of all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, charges or encumbrances of any kind or character (collectively "Liens") except for liens securing Included Liabilities to the extent such liens are so identified on Schedule 3.12 ("Permitted Liens"). The Seller owns or leases, directly or indirectly, all of the Included Assets, and is a party to all licenses and other agreements presently used to carry on the business or operations of the Seller as presently conducted. To the Seller's Knowledge, no Partner owns all or any portion of any asset, tangible or intangible, which is (i) used in the operations of the Seller or the Trusts and (ii) of a type which is owned generally in the industry by the accounting firm and not the individual Partner.

                       (b) Real Property.

                           (i) The Seller does not own any interest in any land, buildings or improvements, except as described on Schedule 3.12.

                           (ii) The Seller is not a tenant under any lease(s) of real property used by the Seller except as described on Schedule
         3.12. With respect to the leased real property described on Schedule
         3.12 and except as set forth on Schedule 3.12: (A) all such leases are in full force and effect and constitute valid and binding obligations of the Seller and, to the Seller's Knowledge, the other parties thereto; (B) there have not been and there currently are not any defaults thereunder by the Seller; (C) there have not been (within the past twelve months) nor are there currently any defaults thereunder by any lessor thereof; (D) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) could constitute a default thereunder entitling the lessor to terminate the lease or modify the terms thereof; and (E) neither the execution, delivery and performance of this Agreement nor the Acquisition will violate any provisions of such leases under the current rentals and other current terms thereof ((A) through (E) are hereinafter collectively referred to as "Lease Restrictions").

                           (iii) Except as shown on Schedule 3.12, each parcel of real property, building, structure and improvement, leased or otherwise utilized pursuant to easement, license, profit, covenant or similar agreement or right by the Seller (collectively, the "Premises") conforms in all material respects to all applicable Laws, including zoning regulations, none of which prohibits the use of such properties, buildings, structures or improvements, for the purposes for which they are now utilized. The Premises are in good condition and working order, reasonable wear and tear excepted, are adequate for their intended purposes and to the Seller's Knowledge have no structural or other substantial deficiencies.

                       (c) Personal Property. The personal property of the Seller included in the Included Assets is in the aggregate is in good condition and working order, and each individual item of personal property is in good condition and working order, reasonable wear and tear excepted. Except as set forth on Schedule 3.12 and with respect to office equipment leased in the ordinary course, none of the personal property is subject to any (i) contracts of sale or lease; or (ii) Liens of any kind or character, except for Permitted Liens. Except as set forth on Schedule 3.12, there are no Lease Restrictions with respect to the personal property leased by the Seller.

                       (d) No Disposition of Assets. There has not been since the Financial Statement Date any sale, lease, license or any other acquisition, disposition or distribution by the Seller of any of its assets or properties or any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices of the Seller or as otherwise consented to by the Buyer.

                  3.13 Litigation. Except as previously provided by the Seller to the Buyer, there is no suit, action, claim, investigation or proceeding pending for which service of process or other written notice has been made or, to the Seller's Knowledge, threatened or otherwise pending against the Seller, the Trusts or any Partner which could adversely affect (in an amount greater than One Hundred Thousand Dollars ($100,000)) the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of the Seller, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Seller, the Trusts or, to the Seller's Knowledge, any Partner having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect. There is no suit, action, claim or proceeding now pending for which service of process or other written notice has been made or, to the Seller's Knowledge, threatened or otherwise pending, before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body involving the Seller, the Trusts or, to the Seller's Knowledge, any Partner which could prevent or delay the consummation of the transactions contemplated by this Agreement. The document entitled "Litigation" previously provided by the Seller to the Buyer contains a complete list of all suits, claims, actions, investigations and proceedings (including those settled or otherwise resolved) filed or otherwise asserted in writing against the Seller, the Trusts or, to the Seller's Knowledge, any Partner since January 1, 1994 before any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

                  3.14 Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Law or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing
Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 3.14, the Seller shall be deemed to include any predecessor of the Seller or any person or entity from which the Seller incurs a liability for Taxes as a result of any transferee liability.

                       (a) For the past five (5) years, except as provided in
     Schedule 3.14, the Seller has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns are or were due. All Taxes shown as due and payable on such returns have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All known taxes of the Seller not yet due and payable have been fully accrued on the books of the Seller. Accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Section 3.7 are adequate, and there are no unpaid assessments for additional Taxes (greater than $100,000) for any period (nor is there any basis therefor).

                       (b) The Seller is not, and never has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes.

                       (c) Except as provided in Schedule 3.14, for the past five (5) years, the Seller has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect for the applicable year or any prior provision thereof and other applicable Laws.

                       (d) Except as described in Schedule 3.14, for the past five (5) years no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Seller by any federal, state, local or foreign taxing authority. Schedule 3.14 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of the Seller (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against the Seller in connection with any existing audits or proceedings.

                       (e) Except as set forth on Schedule 3.14, for the past five (5) years the Seller has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, except for normal extensions of time within which to file the Seller's returns, and no power of attorney granted by the Seller with respect to any Taxes is currently in force.

                       (f) Except as set forth on Schedule 3.14, the Seller has not entered into any closing or other agreement with any taxing authority which affects any taxable year of the Seller ending after the Closing Date. The Seller is not a party to any tax sharing agreement or similar arrangement now in effect for the sharing of tax liabilities or benefits.

                       (g) The Seller has not agreed to nor is it required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The IRS has not proposed to the Seller any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Seller does not have an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

                       (h) No asset of the Seller is property that the Seller is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

                  3.15 Compliance with Law. Except as set forth on Schedule 3.15, neither the Seller nor the Trusts nor, to the Seller's Knowledge, any Partner is currently failing to comply (in all respects material thereto) with any applicable Laws relating to the operation of the business of the Seller or the Trusts except for such noncompliance which does not involve any of the following: (i) any criminal incarceration, penalty or fine, (ii) any injunction, cease and desist order, restraining order, revocation of license or qualification; (iii) any equitable remedy or enforcement that limits the business conduct of the Seller, Trusts or a Partner; or (iii) civil fine, lien, penalty or judgment greater than, in the aggregate for all noncompliance, One Hundred Thousand Dollars ($100,000). In particular, but without limiting the generality of the foregoing, the Seller, the Trusts and, to the Seller's Knowledge, each Partner are in compliance with all applicable Laws and licensing requirements (in all material respects thereto) relating in any way to the conduct of their business, anti-competitive practices, price fixing, to health and safety, environmental, employment or discrimination matters. There are no proceedings of record and no proceedings are pending in either case for which service of process or written notice has been made on the Seller, the Trusts or, to the knowledge of the Seller, any Partner, or to the Seller's Knowledge, otherwise pending or threatened, nor has the Seller, the Trusts or, the Seller's Knowledge, any Partner received any notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

                  3.16 ERISA and Related Employee Benefit Matters.

                       (a) Welfare Benefit Plans. Schedule 3.16 lists each "employee welfare benefit plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by the Seller or to which the Seller contributes or is required to contribute, including any multiemployer plan ("Welfare Benefit Plan"), lists all plan documents, determination letters and reporting and disclosure filings required under ERISA or the Code for the last three (3) years for each Welfare Benefit Plan and sets forth as of the most recent valuation date
     (i) the amount of any liability of the Seller for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by the Seller with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur, and (iii) with respect to any Welfare Benefit Plan to which Code Section 505 applies, a statement of assets and liabilities for such Welfare Benefit Plan as of the most recent valuation date. Without limiting the foregoing, Schedule 3.16 discloses any obligations of the Seller to provide retiree health benefits to current or former employees of the Seller.

                       (b) Pension Benefit Plans. Schedule 3.16 lists each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by the Seller or to which the Seller contributes or is required to contribute, including any multiemployer plan ("Pension Benefit Plan") and lists all plan documents, determination letters and reporting and disclosure filings required under ERISA or the Code for the last three
     (3) years for each Pension Benefit Plan. All costs of the Pension Benefit Plans have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA, Schedule 3.16 sets forth as of the valuation date (A) the amount of any liability of the Seller for any contributions due with respect to such Pension Benefit Plan, and (B) the amount of any contribution paid and to be paid, stated separately, by the Seller with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur.

                       (c) Compliance with Applicable Law. Each of the Welfare Benefit Plans, Pension Benefit Plan, any related Trusts agreements, annuity contracts, and other funding instruments, comply with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. The Seller has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. Each Pension Benefit Plan is qualified in form and operation under Code Section 401(a). No event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code Section 401(a). No event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Code Section 511.

                       (d) Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code or Section 406 of ERISA) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code.

                       (e) Title IV Plans. There is no Pension Benefit Plan which is subject to the provisions of Title IV of ERISA in which the Seller (for purposes of this Section the Seller shall include each trade or business, whether or not incorporated, which is a member of a group of which the Seller is a member and which is under common control within the meaning of Code Section 414 and the regulations thereunder) participates or has participated.

                       (f) Other Employee Benefit Plans and Agreements. Schedule
     3.16 lists each fringe benefit, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement or employment agreement not terminable on 30 days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on Schedule 3.16 that is maintained by the Seller or to which the Seller contributes or is required to contribute, together with a list of all plan documents, determination letters and reporting and disclosure filings required under ERISA or the Code for the last three (3) years for each such plan. Schedule 3.16 also contains a complete list of all employees of the Seller and the amount of vacation pay currently accrued to each such employee.

                       (g) Continuation Coverage Requirements for Health Plans. All group health plans of the Seller (including any plans of Affiliates of the Seller that must be taken into account under Code Section 4980B) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA. The Seller shall remain solely responsible for compliance with Section 4980B of the Code and Title I, Part 6 of ERISA for all group health plans of the Seller.

                       (h) Valid Obligations. All Welfare Benefit Plans, Pension Benefit Plans, related Trusts agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in Subsection (f) of this Section are legal, valid and binding and in full force and effect, and there are no defaults thereunder. Except as specified on Schedule 3.16, none of the rights of the Seller thereunder will be impaired by the consummation of the transactions contemplated by this Agreement without the consent or agreement of any other party other than consents and agreements specifically listed on
     Schedule 3.16.

                       (i) Severance; Non-Deductible Payments. Except as set forth on Schedule 3.16, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee of the Seller to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) except as provided on Schedule 3.16, accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee, (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                  3.17 Labor Relations.

                       (a) Except as set forth on Schedule 3.17, there have been no strikes, work stoppages or any demands for collective bargaining by any union or labor organization and there is no collective bargaining relationship between the Seller and any union; there is no dispute or controversy with any union or other organization of the employees of the Seller, and there are no arbitration proceedings pending or to the Seller's Knowledge, threatened involving such a dispute or controversy. The Seller and the Trusts are in compliance with all Laws (in all respects material thereto) respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Equal Employment Opportunities Act, as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers Benefit Protection Act, and all other Laws, each as amended to date, relating to employer/employee rights and obligations. No severance obligations of any nature (whether accrued vacation pay, other accrued employment benefit or otherwise) are due to any employee of the Seller or to any Partner except as is set forth on Schedule 3.17.


                       (b) No present or former employee of the Seller has given written or oral notice to the Seller or the Trusts of, and, there is no valid claim or any basis for, any claim against the Seller or the Trusts (whether under Law, any employment agreement or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus, accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period,
     (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (iv) any violation of any Law relating to minimum wages or maximum hours of work.

                       (c) No person or entity (including, but not limited to, Government agencies of any kind) has asserted any claim or notified the Seller or to the Seller's Knowledge, any Partner, of its intention to assert a claim against the Seller or any Partner arising out of any Law relating to discrimination in employment or employment practices or occupational safety and health standards. Neither the Seller nor the Trusts nor, to the Seller's Knowledge, any Partner has received any written or other notice from any federal, state, local or foreign Government entity alleging a violation of occupational safety or health standards. There are no pending workers compensation claims involving the Seller. The Seller has delivered to the Buyer a true, correct and complete list of all workers compensation claims made over the three years preceding the date hereof.

                  3.18 Insurance. Schedule 3.18 lists all of the Seller's existing insurance policies, the premiums therefor, and the coverage and term of each policy. Such policies and the amount of coverage and the risks insured are, in the aggregate, reasonably sufficient to protect and insure the Seller against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated, and will remain in full force and effect up to and through the Closing Date, unless otherwise agreed to by the parties.

                  3.19 Capital Expenditures. The Seller has outstanding commitments for capital expenditures as set forth on Schedule 3.19, which Schedule also includes a schedule of substantially all monies disbursed on account of capital expenditures made by the Seller between the Financial Statement Date and the date hereof.

                  3.20 Dealings with Affiliates. Schedule 3.20 sets forth a complete list (including the parties) and a detailed summary in the case of an oral Contract, of all oral or written Contracts, arrangements or other agreements between the Seller and any Affiliate at any time from January 1, 1996, to the date hereof.

                  3.21 Competition. Except as set forth on Schedule 3.21, neither the Seller nor the Trusts nor, to the Seller's Knowledge, any Partner is a party to any agreement, Contract or covenant limiting the Seller or the Trusts or such Partner from competing in any line of business or with any person or other entity in any geographic area.

                  3.22 Bank Accounts. Schedule 3.22 is a list of all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Seller or the Trusts and the names of the persons having access thereto.

                  3.23 Compensation. Schedule 3.23 lists the job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each Partner and for each officer, manager, principal, director, employee, consultant, agent or independent contractor of the Seller (i) as of the Financial Statement Date and
(ii) as of the most recent practicable date.

                  3.24 Clients. The Seller has previously furnished to the Buyer a complete and accurate listing setting forth the identity of the clients of the Seller, except for clients for which the Seller performs solely attest work, (i) generating annual billings of at least Fifty Thousand Dollars ($50,000) during the period from January 1997, through the Financial Statement Date, or (ii) reasonably expected to generate such level of billings for the calendar year 1999, and with respect to such clients, the nature of the engagement for each client and whether services are being provided to such client at the date hereof.

                  3.25 Intellectual Property.

                       (a) Schedule 3.25 contains a true, complete and accurate list of all the Intellectual Property (as hereinafter defined) owned by or licensed to the Seller. Schedule 3.25 accurately identifies, where appropriate, one or more of the following for each item of the Intellectual
     Property: filing date, issue date, classification of invention or goods covered, country of origin, licensor, license date and licensed subject matter. Schedule 3.25 contains a complete and accurate list of all property and licenses and other rights granted by or to the Seller to or from any third party with respect to any item of the Intellectual Property, other than licenses associated with sales of products to customers in the ordinary course of business.

                       (b) (i) The Intellectual Property is valid and encompasses all proprietary rights necessary for the operation of the Seller's business as presently conducted or proposed to be conducted (in each case free and clear of all Liens except Permitted Liens); (ii) the Seller has good and lawful title to all of its Intellectual Property (where such title is possible); (iii) the Seller has taken all actions necessary to maintain and protect its Intellectual Property; (iv) the owners of the Intellectual Property licensed to the Seller have, to the Seller's Knowledge, taken all actions necessary or desirable to maintain and protect the Intellectual Property subject to such licenses; (v) there has been no claim made against the Seller asserting the invalidity, misuse or unenforceability of any of the Intellectual Property or challenging the Seller's right to use or ownership of any of the Intellectual Property, and to the Seller's Knowledge there are no grounds for any such claim or challenge; (vi) to the Seller's Knowledge, there is no infringement or misappropriation of any of the Intellectual Property or of any facts raising a possibility of infringement or misappropriation; (vii) subject to obtaining the consents referenced on Schedule 3.5 or Schedule 3.6, the conduct of the business of the Seller has not infringed or misappropriated, and does not infringe or misappropriate, any intellectual property or proprietary right of any other person or entity; (viii) no loss of any of the Intellectual Property is pending or to the Seller's Knowledge, threatened or reasonably foreseeable; and (ix) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any of the Intellectual Property.

                       (c) For purposes of this Agreement, "Intellectual Property" shall mean all of the following (in whatever form or medium) which are owned by or licensed to the Seller: (i) patents, trademarks, service marks and copyrights and (ii) applications for patents and for registration of trademarks, service marks and copyrights.

                  3.26 Outside Financial Interests. Except as set forth on
Schedule 3.26, to the Seller's Knowledge, no Partner, director or officer of the Seller has any direct or indirect financial interest in any competitor with, or supplier or customer of, the Seller; provided, however, that for this purpose ownership of corporate securities having no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market or the Nasdaq Small Cap Market, shall not be deemed to be such a financial interest, provided that such Partner, director or officer has no other connection or relationship with such competitor, supplier or customer.

                  3.27 Guarantees. Except as set forth on Schedule 3.27, the Seller is not a guarantor, indemnitor, surety or accommodation party or otherwise liable for any indebtedness of any other person, firm or corporation, except as endorser of checks received and deposited in the ordinary course of business.

                  3.28 Books and Records. The books of account and other partnership or corporate records, if any, delivered by the Seller or the Trusts to the Buyer at Closing are true, complete and accurate, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected on the Financial Statements, to the extent appropriate

                  3.29 Indebtedness to and from Partners, Officers, Directors and Others. Except as set forth on Schedule 3.29, (a) the Seller is not indebted to any Partner, director, officer, employee, agent or independent contractor of the Seller or the Trusts except for amounts due as normal salaries, wages, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with the past practices of the Seller or the Trusts, and (b) no partner, director, officer, employee, agent or independent contractor of the Seller or the Trusts is indebted to the Seller or the Trusts, respectively, except for advances for ordinary business expenses on a current basis consistent with the past practices of the Seller or the Trusts.

                  3.30 Seller's Files. To the extent consistent with Laws, the Buyer and its representatives have been given access to all books, records and files relating to the Seller (other than files and workpapers relating to the Public Accounting Services or which contain information the disclosure to the Buyer of which is prohibited by the terms of a binding client agreement, applicable law, or applicable accounting rules and regulations) and its business, property rights, assets and liabilities. Schedule 3.30 identifies any records, etc. to which the Buyer has not been given access and the reasons therefor.

                  3.31 Reserved.

                  3.32 Year 2000 Compliance. The Seller has performed a good faith assessment of the extent to which the Seller is Year 2000 Compliant, and the Seller has disclosed to the Buyer such assessment. For purposes of this
Section 3.32, "Year 2000 Compliant" means, with respect to information technology ("IT") (whether in the form of computer hardware, operating system or software, telecommunications hardware, operating system or software, any other type of hardware, operating system or software, embedded microchips, security or locking systems or otherwise), the IT is designed to be used prior to, during, and after calendar year 2000 A.D., and during each such time period will accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing,) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology being acquired or used in combination with IT properly exchanges date/time data with it. For the Seller to be Year 2000 Compliant (with respect to its IT existing at the Closing Date) shall not require future expenditures greater than Twenty-Five Thousand Dollars ($25,000). For purposes of determining such future expenditures, the amounts used to procure the PeopleSoft computer system shall not be considered.

                  3.33 Consultants, Brokers and Finders. Neither the Seller, the Trusts nor, to the Seller's Knowledge, any Partner has retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement to whom or which any commission is payable by any party to this Agreement.

                  3.34 Affiliate and Network Relationships Attached hereto as
Schedule 3.34 is a list of the name, address, phone number and contact person for each accounting, consulting or other firm with which the Seller has an affiliate or "network" relationship. A copy of the form(s) of agreement evidencing such relationship has/have been provided by the Seller to the Buyer.

                  3.35 Peer Review. Attached hereto as Schedule 3.35 is a true and correct copy of the most recent peer review prepared by Ernst & Young LLP. Any suggestions contained in any of such reports for changes in practices or methods of the Seller or, to the Seller's Knowledge, any Partner are being complied with by the Seller and the Partners.

                  3.36 Disclosure. No representation or warranty made by the Seller, the Trusts or, to the Seller's Knowledge, any Partner in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Buyer, by or on behalf of the Seller, the Trusts or any Partner in connection with any of the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

                  3.37 Interest Rate Risk Management Instruments. The Seller has not entered into any interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements.

                  3.38 Trusts Assets. Except as set forth on Schedule 3.38, the Trusts do not have and have never had assets, liabilities, employees or any business activity other than executing and delivering this Agreement and consummating the transactions specifically described in this Agreement.

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer hereby makes the following representations and warranties to the Seller and the Trusts.

                  4.1 Corporate Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is qualified to do business as a foreign corporation in Minnesota and Iowa. Certified copies of the Buyer's Certificate of Incorporation, Bylaws, and certificate of qualification as a foreign corporation in Minnesota and Iowa have been provided to the Seller. The Buyer has all federal, state, local or foreign licenses, permits or other approvals by any governmental entity for the performance by the Buyer of its obligations hereunder.

                  4.2 Authorization; Enforceability. The Buyer has full corporate power and authority to enter into this Agreement and to perform its obligations thereunder. Assuming the due execution and delivery hereof by the Seller and Block, this Agreement is the legal, valid and binding obligation of the Buyer and is enforceable against the Buyer, according to its terms, except to the extent that (i) its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally, and (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such proceeding may be brought and (iii) restrictions of public policy apply.

                  4.3 No Violation. The Buyer is not subject to or obligated under (i) its Certificate of Incorporation, Bylaws, or any agreement or instrument, or any license, franchise or permit or (ii) to the knowledge of the Buyer, any Law that would be breached or violated by the execution, delivery or performance of this Agreement (provided, however, that no representations or warranties are made with respect to the effect or implementation of any SEC, AICPA, ISB, or state public accounting regulatory provision, regulation or Law).

                  4.4 Governmental Authorities. Except for the foreign qualification referred to in Section 4.1 above, and any foreign qualifications which may be required in any other of the Jurisdictions and for any filings required under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act") and the expiration or termination of the premerger waiting period under the H-S-R Act, neither the Buyer nor Block is required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with the Buyer's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  4.5 Consultants, Brokers and Finders. The Buyer has not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement to whom or which any commission is payable by any party to this Agreement.

                 REPRESENTATIONS AND WARRANTIES OF BLOCK AND HRB

                  Block and/or HRB, as the case may be, hereby make the following representations and warranties to the Seller and the Trusts.

                  5.1 Corporate Organization. Block and HRB are duly organized, validly existing and in good standing under the laws of the State of Missouri and Delaware, respectively.

                  5.2 Authorization. Block has full corporate power and authority to enter into this Agreement and the Guaranty, and HRB has full corporate power and authority to enter into this Agreement, and to perform their respective obligations thereunder. Assuming the due execution and delivery hereof by the Seller and the Trusts, this Agreement is the legal, valid and binding obligation of Block and HRB and is enforceable against Block and HRB, according to its terms, except to the extent that (i) its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditor's rights generally and (ii) the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any such proceeding may be brought.

                  5.3 No Violation. Neither Block nor HRB is subject to or obligated under (i) its Articles of Incorporation, Bylaws, or any agreement or instrument, or any license, franchise or permit or (ii) to the knowledge of Block and HRB, any Law that would be breached or violated by the execution, delivery or performance of this Agreement (provided, however, that no representations or warranties are made with respect to the effect or implementation of any SEC, ISB, AICPA or other federal, state, professional or industry public accounting regulatory provision, regulation or Law).

                  5.4 SEC Reports Block has filed all forms, reports and documents required to be filed by it with the SEC since the filing of its annual report on Form 10-K for the fiscal year ended April 30, 1998 ("1998 Form 10-K"). Block has delivered or made available to the Seller copies in the form filed with the SEC (and as amended, if applicable) of its:

                       (a)   1998 Form 10-K;

                       (b) quarterly reports on Form 10-Q for each of the first three fiscal quarters in the fiscal year ended April 30, 1999;

                       (c) current reports on Form 8-K filed since April 30, 1998;

                       (d) proxy statement for the 1998 annual meeting of shareholders and special meeting of shareholders, if any, held since such meeting;

                       (e) other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Seller and materials for which confidential treatment has been granted) filed by Block with the SEC since April 30, 1998 (the forms, reports, registration statements ad other documents referred to in clauses (a), (b), (c), (d) and (e) above are, collectively, the "Block SEC Reports").

The Block SEC Reports conform in all material respects to the requirements of the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, and the rules and regulations thereunder.

                  5.5 Major Franchisees. A list of Block's "major" franchisees principally for its tax preparation business and their respective geographic territories is attached hereto as Schedule 5.5.


                       CERTAIN PRECLOSING COVENANTS OF THE
                       SELLER AND MP ACTIVE PARTNERS TRUST

                  The Seller and the MP Active Partners Trust each covenant and agree with the Buyer that, from and after the date of this Agreement and until the Closing Date, the Seller will conduct the business of the Seller in the ordinary course and subject to the following provisions and limitations:

                  6.1. Operation of the Business. Without the prior written consent of the Buyer, the Seller will not:

                       (a) grant any increase in the rate of pay of any Partner or any of its employees, grant any increase in the salaries of any Partner, officer, employee or agent, enter into or increase the benefits provided under any bonus, profit-sharing, incentive compensation, pension, retirement, medical, hospitalization, life insurance or other insurance plan or plans, or other contracts or commitments, or in any other way increase in any amount the benefits or compensation of any such officer, employee or agent except, however, (i) the ordinary profit distributions payable to Partners consistent with past practice and (ii) ordinary merit increases not unusual in character or amount made in the ordinary course of the business to employees who are not Partners;

                       (b) enter into any employment contract (except for renewals or extensions of existing contracts, or new employment contracts involving wage or partner compensation less than One Hundred Fifty Thousand Dollars ($150,000) per annum provided the term of such contract is not longer than 1 year ) or collective bargaining agreement;

                       (c) enter into any contract or commitment or engage in any transaction which is not in the ordinary course of the business or which is inconsistent with past practices;

                       (d) sell or dispose of or encumber any assets outside of the Seller's ordinary course of business (except for the sale of the Mutual Fund Business pursuant to Section 2.11);

                       (e) make, or enter into any contract for, any capital expenditure or enter into any lease of capital equipment or real estate not included in the pre-Closing capital budget attached hereto as Schedule 6.1(e);

                       (f) enter into any contract, whether for the purchase or sale of inventory, supplies, other products or services or otherwise, and whether in the ordinary course of the business or otherwise (other than contracts for providing services), involving more than One Hundred Fifty Thousand Dollars ($150,000) or enter into any series of such contracts with one party or affiliated group of parties involving more than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate;

                       (g) create, assume, incur or guarantee any indebtedness other than (i) in the ordinary course of the business and with a maturity date of less than one year or (ii) incurred pursuant to existing Contracts disclosed in the Schedules delivered pursuant hereto;

                       (h) make or institute any unusual or novel method of transacting business or change any accounting procedures or practices or its financial structure;

                       (i) make any amendments to or changes in its organization documents or agreements (except for the Amended Partnership Agreement);

                       (j) perform any act, or attempt to do any act, or permit any act or omission to act, which could cause a breach of any contract, commitment or obligation to which the Seller is a party; or

                       (k) take any action which, if taken or incurred prior to the date of this Agreement, would be required to be disclosed on any Schedule hereto.

                  6.2. Preservation of Business. The Seller shall carry on the business diligently and substantially in the same manner as heretofore conducted and shall use its best efforts to keep its business organizations intact, including its present employees and present relationships with suppliers, clients and customers and others having business relations with the Seller.

                  6.3. Insurance and Maintenance of Property. The Seller shall keep in full force and effect insurance covering the Included Assets and the Seller's business not less in amount and coverage than that now maintained by the Seller but in no event less than prudent industry standards and will operate, maintain and repair all of such property in a careful, prudent and efficient manner.

                  6.4. Full Access. Representatives of the Buyer shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records, personnel and documents of the Seller, and the Seller will furnish to the Buyer any information in respect of the business as the Buyer may from time to time request of Rotherham. Such examination and investigation by the Buyer, and any discovery of facts resulting therefrom, shall not affect the warranties and representations of the Seller contained in this Agreement.

                  6.5. Books, Records and Financial Statements. The Seller shall maintain its books and financial records in accordance with GAAP consistently applied, and on a basis consistent with the past practices of the Seller. Said books and financial records shall fairly and accurately reflect the operations of the business. The Seller shall furnish to the Buyer promptly, as available, monthly financial statements and operating reports applicable to the Seller, all of which shall be prepared in accordance with GAAP consistently applied and shall present fairly the financial position and results of operations of the Seller at the dates and for the periods indicated.

                  6.6. Other Governmental Filings. The Seller will cooperate with the Buyer in making, as soon as practicable following the execution hereof, all filings required by any government agency (including without limitation premerger notifications required to be filed with the Federal Trade Commission and the United States Department of Justice) in connection with the transactions contemplated by this Agreement. All information provided by the Seller in connection with such filings will be true, accurate and complete and will comply with all applicable Laws. The Buyer will initially pay the filing fee required under the H-S-R Act, and the Seller will reimburse the Buyer one-half (1/2) of such fee within two (2) business days after Buyer pays such fee.

                  6.7. Tax Matters.

                       (a) The Seller and the Trusts shall pay all applicable sales, use or other similar transfer or income or gain Taxes that are, or become, due or payable as a result of the Acquisition whether levied on the Partners, the Trusts, the Buyer, the Included Assets or the Seller. The Seller and Trusts shall prepare and timely file any tax returns required in respect of such Taxes.

                       (b) All real estate, personal property, ad valorem and any other local or state Taxes relating to the Included Assets or the business of the Seller which shall be accrued but unpaid as of the Closing Date, or which shall be paid as of the Closing Date which relate in whole or in part to periods after the Closing Date, shall be prorated to the Closing Date. Any st uch prorated Taxes which may be ultimately assessed after the Closing Date shall be paid by the Seller to the Buyer or the Buyer to the Seller, as the case may be, within thirty (30) days of such determination.

                       (c) The Seller shall report the Buyer's purchase of the Included Assets pursuant to Code Section 1060 and other applicable Laws as set forth on Schedule 6.7(c) and shall take no position contrary thereto. The Seller shall be responsible for the preparation of any statements and forms to be filed by it pursuant to Code Section 1060 or in accordance with other applicable Law.

                       (d) The parties agree to cooperate and furnish or cause to be furnished, upon request, as promptly as practicable, such information and assistance (including access to personnel, books and records) relating to the Included Assets as is reasonably necessary for the preparation of any return of the Seller or the Buyer (or any Affiliate of the Buyer or the Seller) for Taxes associated with the transactions contemplated in this Agreement, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid.

                       (e) The parties agree to cooperate and use reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

                       (f) The Seller shall furnish to the Buyer, as provided in Code Section 1445(b)(2), an affidavit pursuant to Code Section 1445(a), stating under penalties of perjury, its United States taxpayer identification number and affirming that it is not a foreign person.

                  6.8. Releases Regarding Liens on Included Assets. On the Closing Date, the Seller shall deliver to the Buyer the written release of all Liens relating to the Included Assets, and of any indebtedness (whether or not secured by such Liens) executed by the holder of or parties to each such Lien ("Lien Releases"). The Lien Releases shall be satisfactory to substance and form to the Buyer and its counsel.

                  6.9. Seller's Release. On the Closing Date, the Seller shall deliver a duly executed release, substantially in the form attached hereto as
Exhibit 6.9 (the "Seller's Release").

                  6.10. Excluded Liabilities. The Seller agrees that any Excluded Liability not satisfied in full prior to the Closing, will be performed, discharged, paid off, or otherwise eliminated as and when same becomes due, except as contested in good faith.

                  6.11. Notification. For the period beginning the date of this Agreement and ending the Closing Date, the Seller will promptly notify the Buyer in writing if it becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by the Seller in this Agreement or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any Schedule hereto if such Schedule were dated the date of the occurrence or discovery of any such fact or condition, the Seller shall deliver to the Buyer a supplement to the applicable Schedule specifying such change. Delivery of such supplements shall be for information purposes only and shall not modify in any such respect any representation, warranty, covenant or condition contained herein. During the same period, the Seller will promptly notify the Buyer of the occurrence of any breach of any covenant of the Seller set forth in this Article VI or of the occurrence of any event that may make the satisfaction of the conditions set forth in Articles X or XI impossible or unlikely. In addition to the foregoing, the Seller shall give prompt written notice to the Buyer of any suit, action, claim or proceeding against the Seller, the Trusts or any Partner of which the Seller becomes aware which either (i) asserts a liability or damages in excess of $100,000 or (ii) seeks to prevent or delay the consummation of the transactions contemplated by the Agreement.

                  6.12. No Negotiation. The Seller shall not, solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any other potential buyer or buyers of the assets or partnership interests of the Seller. The Seller shall promptly notify the Buyer of any such proposals or inquiries. If the Seller breaches any provision of this Section 6.12 relating to exclusivity and the transactions contemplated by this Agreement are not consummated, notwithstanding anything to the contrary herein, the Seller shall reimburse the Buyer and Block for all out-of-pocket expenses incurred by the Buyer and Block in connection with all matters relating to this Agreement and transactions contemplated hereby.

                  6.13. Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, the Seller will use commercially reasonable efforts to cause the conditions specified in Articles X and XI to be satisfied.

                  6.14. No Amendments. None of the Trusts or the Seller will amend any of their organizational documents (except for the amendment of the Partnership Agreement that results in the Amended Partnership Agreement).

                  6.15. Formation of TP Services. The Seller shall form a new wholly-owned subsidiary, TP Services, L.L.C. ("TPS"), pursuant to an operating agreement substantially in the form previously provided to the Buyer and, effective upon the Closing Date, shall transfer, assign and convey to TPS those assets and liabilities necessary to conduct tax return preparation and other services described by the Buyer to the Seller in which Block's tax return preparation franchises engage pursuant to the terms of their respective franchise agreements in the territories listed by the Buyer. The Seller shall own all the membership interests in TPS, and the Buyer shall have the ability to purchase such membership interests in TPS pursuant to that certain conditional purchase agreement (the "Conditional Purchase Agreement") a form of which attached hereto as Exhibit 6.15.

                  6.16. Billing of WIP. For purposes of Section 1.3(d) and the books of the Seller at the Closing, on or before fifteen (15) days after the Closing the Seller shall bill to clients (as accounts receivable to the Seller) those amounts of WIP then outstanding such that any remaining WIP will be less than or equal to, on a client by client basis, the greater of (i) $1,000 or (ii) the last thirty days of WIP chargeable to such client.

                  6.17. Partnership Agreement. Effective upon the Closing and pursuant to the Supplemental Partners Agreement, the Seller shall solicit and use its best efforts to cause the Partners of the Seller, who are all listed on
Schedule 3.2 hereto, to amend the Partnership Agreement of the Seller (the "Seller Partnership Agreement") to provide that each partner of the Seller other than the Retired Partners (each a "Partner Employee"), whether a partner at the Closing Date or first becoming a partner after the Closing Date to the extent permitted by Law, to enter into and become bound by the then current version of either a Managing Director Employment Agreement or a Senior Managing Director Employment Agreement (both as defined below) and certain other matters as may be agreed by the parties. The Seller's Partnership Agreement, as so amended, is referred to herein as the "Amended Partnership Agreement".

                  6.18. Employment Agreements. At the Closing and pursuant to the Supplemental Partners Agreement, the Seller shall solicit and use its best efforts to cause each Partner Employee to execute and deliver an employment agreement providing for the Buyer's employment of such Partner Employee, substantially in one of the forms attached hereto as Exhibit 6.18(a) and Exhibit 6.18(b) (respectively, a "Managing Director Employment Agreement" or a "Senior Managing Director Employment Agreement").

                  6.19. Supplemental Agreement of Partners. On the date hereof, the Seller shall solicit and use its best efforts to cause each of the Partners to enter into with Block, the Buyer and the Seller an agreement substantially in the form attached hereto as Exhibit 6.19 (the "Supplemental Partners Agreement"). In the event that at July 15, 1999 less than 80% (per capita) of the current Partners have not executed and delivered, for purposes of the Closing, the Supplemental Partners Agreement, Block may, at its discretion, terminate this Agreement pursuant to Section 14.2(a)(vi).

                  6.20. Scally and Rotherham Employment Agreements. At Closing, the Buyer and each of Mark W. Scally ("Scally") and Thomas G. Rotherham ("Rotherham"), respectively, shall execute and deliver employment agreements providing for the Buyer's employment of Scally and Rotherham, respectively, substantially in the form attached hereto as Exhibits 6.20(a) and 6.20(b) (collectively the "Scally and Rotherham Employment Agreements").


              CERTAIN OTHER COVENANTS OF THE SELLER AND THE TRUSTS

                  The Seller and the Trusts covenant and agree as follows provided that in no event (except for fraud or intentional misrepresentation or breach by the MP Retired Partners Trust) shall the principal or income of the MP Retired Partners Trust be reduced in connection with any such covenant or any claim for indemnification, damages, losses, expenses or similar claim against or in connection with the MP Retired Partners Trust arising out of a breach of the covenants set forth herein:

                  7.1 Further Assurances. From time to time after the Closing, at the Buyer's request and without further consideration from the Buyer, the Seller and the Trusts shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Buyer reasonably may require to convey, transfer to and vest in the Buyer and to put the Buyer in possession of the Included Assets to be sold, conveyed, transferred and delivered hereunder.

                  7.2 Confidentiality. Except as required by Law and to the extent legally necessary to enforce the rights of the MP Retired Partners Trust or the Retired Partners under the Retired Partners Agreement in mediation, arbitration or in a court of law, the Seller and the Trusts will hold in strict confidence and not disclose to any other party (other than its counsel and other advisors) without the prior written consent of the Buyer, (a) any confidential information received by the Seller or the Trusts from the Buyer or any of the Buyer's officers, directors, employees, agents, counsel or auditors in connection with the transactions contemplated hereby, or (b) any information regarding the negotiation, content or terms of this Agreement or any agreement referred to herein. As used herein, confidential information shall not include information which is in the public domain or is received by the Seller or the Trusts from a source with no obligation of confidentiality to the Buyer.

                  7.3 Ownership of Assets. After the Closing, the Seller will not own or lease any property or assets of any kind except such assets or properties as are necessary for and used solely and specifically in the practice of public accountancy by the Seller, or the ownership or lease of which has been approved in advance in writing by the Buyer.

                  7.4 Licensure of the Seller; Compliance with Laws. The Seller shall take such actions and execute and deliver such documents as reasonably requested by the Buyer to (i) ensure that the Seller remains licensed as a certified public accounting firm in the Jurisdictions, (ii) ensure that the Seller and its Partners upon and after the Closing satisfy the independence and similar requirements imposed by the SEC, ISB and AICPA for the practice of public accounting and (iii) obtain a license for the Seller as a certified public accounting firm in such other Jurisdictions as the Seller and the Buyer may agree. The Seller and the Trusts will comply will all applicable Laws in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  7.5 Accounting For Earnout.

                       (a) For purposes of determining the Earnout Payments, the Seller and the Buyer shall use the same GAAP accounting methods, practices and principles which the Seller used in connection with preparation of its projections provided to the Buyer during negotiations of this Agreement (which differ from certain non-GAAP accounting methods, practices and principles otherwise used by the Seller historically prior to the date hereof) without (subject to paragraph (b) of this Section 7.5) giving effect to any future changes in either (x) the Seller's post-closing accounting methods, practices or principles or (y) GAAP or any interpretations thereof.

                       (b) In the event there is any change in GAAP (or any interpretations thereof) with respect to accounting for stock options granted to employees of the Buyer or employees or equity owners of the Seller (regardless of whether such options are granted pursuant to Section
     2.4 of this Agreement or otherwise), such changes shall be given effect in determining the Earnout Payment, notwithstanding any provision to the contrary in paragraph (a) of this Section 7.5; provided, however, to the extent any such change results in additional compensation or other expense being incurred by the Buyer, the first One Hundred Thousand Dollars ($100,000) in such compensation or other expense in any applicable twelve-month period for which an Earnout Payment is calculated shall not be treated as an expense for purposes of calculating such Earnout Payment.

                  7.6 Acknowledgment of Certain Covenants. The Seller acknowledges that this Agreement, and the Buyer's payments hereunder, together with other good and valuable consideration, provide additional consideration for its covenants contained in Section 13 of the Operations Agreement.

                             COVENANTS OF THE BUYER

           The Buyer hereby covenants and agrees with the Seller that:

                  8.1. Confidentiality. Prior to the Closing, the Buyer will hold in strict confidence and not disclose to any other party (other than its counsel and other advisors), without prior consent of the Seller's Representative (as set forth on Schedule 15.1), any confidential information received by the Buyer from the Seller, the Trusts or any Partner, any of the Seller's officers, directors, managers, members, employees, agents, counsel or auditors in connection with the transactions contemplated hereby, except as may be required by Law or as otherwise contemplated herein. As used herein, confidential information shall not include information which is in the public domain or is received by the Buyer from a source with no obligation of confidentiality to the Seller, the Trusts or any Partner, and with respect to this Section 8.1 (and not with respect to Section 7.2), shall not include information about the terms of this Agreement or any agreement referred to herein or executed in connection herewith, or information about the operation of the Seller following the Closing Date.

                  8.2. Further Assurances. From and after the Closing, at the request of the Seller's Representative and without further consideration, the Buyer shall execute and deliver such other instruments of conveyance and transfer and take such other actions as the Seller's Representative may reasonably request to assume the Included Liabilities.

                  8.3. No Negotiation. During the period beginning after the date hereof until the earlier to occur of the Closing or the termination of this Agreement, the Buyer shall not solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any acquisition proposal of, any member of a Group B accounting firm with annual revenues greater than $50 million or any "Big 5" accounting firm, except with the prior written approval of the Seller.

                  8.4. Employee Compensation. Following the Closing and subject to the policy established by the Executive Management Committee of the Buyer, the Buyer shall be obligated to provide, in the aggregate together with any base compensation paid by the Seller, the base compensation paid by the Seller prior to the Closing (as described on Schedule 8.4 hereof) for the Partner Employees and New Employees of the Buyer, substantially on the terms and conditions in effect immediately prior to the Closing and continuing at least through the end of the period during which any Earnout Payments might accrue and become payable pursuant to Section 1.4 (not to exceed five years after the Closing Date, the "Earnout Period") with such obligation for aggregate base compensation paid to each such Employees being fairly and ratably divided between the Seller and the Buyer based upon work done by each such Employee for the Seller and the Buyer, respectively; provided, however, that nothing in this Section shall be deemed to be a guaranty or offer of employment for any employee of the Buyer or the Seller or an obligation of the Buyer or the Seller to pay compensation to any employee beyond the term of such employee's employment with the Buyer. The Buyer, acting through its Executive Management Committee shall administer the compensation program for Senior Managing Directors and Managing

Directors of the Buyer consistent with the Seller's past practice, subject to the approval of Block and the Compensation Committee.

                  8.5. Access to Information Regarding Foundation Firms and Add-On Firms. To the extent permitted by applicable confidentiality agreements, Block and the Buyer will provide to the Seller access, during reasonable business hours and upon appropriate conditions of confidentiality, to "due diligence" information it has received from the Foundation Firms and Add-On Firms regarding the financial condition, business and operations of such firms.

                  8.6. Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, the Buyer will use commercially reasonable efforts to cause the conditions specified in Article XI to be satisfied, provided, however, that the Buyer has no obligation to use such efforts in the event that, in its sole discretion, the Buyer elects not to proceed with the Closing as scheduled because of regulatory concerns or conflicts with Foundation Firms.

                  8.7. Benefit Plans. After the Closing, as permitted by applicable law and as the Buyer and the Seller mutually agree, the Buyer will, or will cause a Block subsidiary to, either (i) merge the Seller's retirement and/or benefit plans into plans maintained by Block or a subsidiary of Block;
(ii) maintain the Seller's retirement and/or welfare benefit plans separate from any Block plans; or (iii) terminate the retirement and/or welfare benefit plans. If the Seller's retirement and/or benefit plans are maintained after the Closing, the Seller's employees shall be covered by such plans and not the Block plans. To the extent permitted under applicable plans or policies, the Buyer agrees to treat the full period of services rendered by employees of the Seller, any Seller Subsidiary, or predecessor (including A.M. Pullen & Co.) as if it had been service with the Buyer for purposes of such employee benefit plans of the Buyer.

                  8.8. Incremental Costs of TPS. The Buyer agrees to pay to the Seller the incremental costs of operating TPS, subject to prior approval of the Buyer, which approval will not be unreasonably withheld.


                                OTHER AGREEMENTS

                  The Buyer, the Seller, Block and the Trusts agree as follows, provided that in no event (except for fraud or intentional misrepresentation or breach by the MP Retired Partners Trust) shall the principal or income of the MP Retired Partners Trust be reduced in connection with any obligation set forth herein or with any claim for indemnification, damages, losses, expenses or similar claim against or in connection with the MP Retired Partners Trust arising out of a breach of the agreements set forth herein:

                  9.1 Agreement to Defend. All parties agree to use their best efforts, and to otherwise cooperate, to defend any action, suit, proceeding or investigation which is commenced, seeking to restrain, prevent, delay or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any such transactions. Out-of-pocket direct costs incurred in connection with such best efforts will be borne as follows:

                       (a) by Block, if related to Block's franchise firms or the Foundation Firms;

                       (b) by the Seller, if related to or involving actions commenced by or including as opposing parties any Partners, Retired Partners or employees of the Seller;

                       (c) by the Buyer, if related to interpretation or enforcement of applicable Law or accounting regulations by an applicable authority.

                  9.2 Adverse Regulatory Action. In the event that, the SEC, ISB, AICPA or any applicable federal or state regulatory or professional agency or body either does not permit or acts (or in writing threatens to act within its jurisdiction) to restrict or adversely affect in any material way (including but not limited to license revocation or nonrenewal, issuance of "Tandy" or similar letters or announcements, or imposition of significant review and/or approval requirements regarding the structure of this transaction or performance by the parties thereof) the performance by (i) the Buyer of non-attest accounting and consulting services which are not Public Accounting Services or
(ii) the Seller of Public Accounting Services, despite good faith efforts by the parties in compliance with the provisions of this Agreement (an "Adverse Regulatory Action") after the Closing, there shall be no indemnification claim or offset by any of the parties hereto with respect to such Adverse Regulatory Action or Damages arising therefrom, it being acknowledged that any such Adverse Regulatory Action may likely adversely impact the financial condition of the Buyer and/or the Seller and the amounts payable (i) as Earnout Payments, (ii) to partners and employees of the Seller, and (iii) under the Managing Director Employment Agreement and the Senior Managing Director Employment Agreement, among other things.

                  9.3 Agreement Regarding Network Firm. The parties shall use their commercially reasonable efforts to reach agreement with the Seller's Network Firms (a list of which is provided in Schedule 9.3 hereof) and the Foundation Firms regarding territorial and other matters, pursuant to the related provisions in the Operations Agreement.

                  9.4 Media Relations. Neither the Buyer nor the Trusts nor the Seller shall issue a public announcement or make any public statement regarding this Agreement or the transactions contemplated herein without prior approval from all of the other parties, except as required by applicable Law, it being acknowledged that Block intends to (i) disclose the existence and certain of the material terms of this Agreement and the related transactions by filing with the SEC a current report on Form 8-K (or to include such disclosure in an otherwise filed Form 10-K or Form 10-Q) and (ii) issue related press releases promptly after the execution and delivery of this Agreement occurs. Approval by the Seller's Representative (as set forth on Schedule 15.1) shall constitute approval by the Seller, the Trusts and the Partners. The Buyer and the Seller shall jointly develop a press release and other public announcements and communications regarding this Agreement and the transactions contemplated herein. Further, each party agrees to designate a single individual to handle all media communications regarding this Agreement and the transactions contemplated herein. The designated media representatives for each party shall coordinate the responses to media inquiries and to public communication initiatives with respect to this Agreement and the transactions contemplated herein.

                  9.5 Income Tax Reporting. On their respective applicable tax returns or reports, the parties shall report the payment of the Closing Payment, the Post-Closing Payments, the Future Payments, the Retired Partners Agreement and the Earnout Payments as installment payments to the Seller in exchange for the Included Assets, and the portion of such payments being made to the MP Active Partners Trust and the MP Retired Partners Trust shall be treated as made pursuant to installment obligations issued to the Seller and distributed by the Seller to its partners. The MP Active Partners Trust and the MP Retired Partners Trust shall be treated as grantor trusts whose income is taxed to the Partners under the provisions of Section 671 through 679 of the Code.

                  9.6 A/R Buyback. Effective January 1, 2000, the Seller shall pay to the Buyer the sum equal to (i) the Estimated Collectible Amount of A/R purchased by the Buyer as provided in Section 1.3(d) hereof plus (ii) eight percent (8%) of the aged balance of such A/R that has not been collected by the Buyer on or before December 31, 1999 minus (iii) the amount of such A/R that has been collected by the Buyer on or before December 31, 1999. Effective January 1, 2000, the Buyer shall transfer back to the Seller any such remaining uncollected A/R, with the Seller acknowledging and agreeing that upon any such transfer it must engage only in prudent, commercially reasonable collection efforts with respect to such transferred A/R in compliance with applicable Law and consistent with the Seller's past practice.

                  9.7 Breaches That Become Known; Supplemental Schedules. The Buyer and Block, on one hand, and the Seller and the Trusts, on the other hand, each shall promptly notify the other party in writing if they become aware after the date hereof and before the Closing of any fact, information or condition which indicates the untruth or incorrectness of any representation made by them or results or implicates a breach of any warranty made them in this Agreement, whether such fact, information or condition (i) existed (whether or not known by the representing/warranting party for representations or warranties not predicated on such party's knowledge) before the date hereof (a "Breach Event") or (ii) came into existence after the date hereof (a "Subsequent Development"). Should any such fact, information or condition require any change in or any schedule to this Agreement in order to correct the applicable representation or warranty, the representing/warranting party shall deliver to the other party a draft supplemental schedule (a "Draft Supplemental Schedule") specifying such fact or condition and the resulting corrective change. If the Draft Supplemental
Schedule is accepted by the Receiving Party without objection (which objection shall not be unreasonably made), then the Draft Supplemental Schedule shall amend and, if applicable, replace the original Schedule to which it relates.


            CONDITIONS TO THE OBLIGATIONS OF THE BUYER, HRB AND BLOCK

                  Each and every obligation of the Buyer, HRB and Block under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Buyer, HRB or Block, as the case may be:

                  10.1 Representations and Warranties; Performance. The representations and warranties made by the Seller and the MP Active Partners Trust herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on the Closing Date. The Seller and the Trusts shall each have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date; the Seller shall have, and shall have caused the Office of the Managing Partner of the Seller to have delivered to the Buyer a certificate, dated the Closing Date, substantially in the form attached hereto as Exhibit 10.1 (the "Seller's Certificate").

                  10.2 General Consents and Approvals. All consents, approvals and filing with, and registrations and licenses from third parties, regulatory authorities and governmental agencies required to be obtained by the Seller or the Buyer, or any combination thereof, to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, could result in an adverse effect on the Included Assets or the Seller's financial condition or business shall have been obtained and delivered.

                  10.3 Licensure in the Jurisdictions. The Seller shall be duly licensed and certified to provide Public Accounting Services (and all other services provided by the Seller) at or from each of the Seller's offices in each of the Jurisdictions.

                  10.4 Lease Consents. The landlords of each location where the Seller leases real property or any interest therein shall have consented in writing to the assignment of leases to such property to the Buyer on terms which are acceptable to the Buyer.

                  10.5 Information Systems. The owners, licensors and/or lessors to the Seller of any information technology, whether hardware, software (whether operating system, application or other type) or telecommunications have consented in writing to the assignment to the Buyer of all the Seller's rights in and to such information technology on terms which are acceptable to the Buyer.

                  10.6 Indebtedness. The holders of any indebtedness of the Seller which is to be an Included Liability shall have consented in writing to the assignment and assumption to the Buyer of the Seller's obligations to repay or otherwise satisfy such indebtedness.

                  10.7 Supplemental Partners Agreement Signed by All Partners. The Supplemental Partners Agreement shall have been executed and delivered, for purposes of the Closing, by all of the then Partners, and there shall not have been a change of more than 15% (by capita) of the identity of the Partners at the date hereof and as of the Closing Date.

                  10.8 No Adverse Change. There shall have been no adverse change (greater than Two Hundred Fifty Thousand Dollars ($250,000)) since the Financial Statement Date in the business, prospects, condition (financial or otherwise), earnings or operations of the Seller's business.

                  10.9 No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against the Seller, any Partner, the Buyer or any of their respective principals, officers or directors seeking to restrain, prevent, delay or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                  10.10 No Restrictions. There shall exist no conditions, restrictions or reservations affecting the title to or utility of the Included Assets and the rights under the Included Liabilities which would prevent the Buyer from occupying and utilizing the Included Assets and Included Liabilities, or any part thereof, to the same full extent that the Seller might continue to do so if the sale and transfer contemplated hereby did not take place.

                  10.11 Consents. All consents and approvals necessary to ensure that the Buyer will continue to have the same full rights in respect to the Included Assets and Included Liabilities as the Seller had immediately prior to the consummation of the transaction contemplated hereby shall have been obtained.

                  10.12 Documents. The Seller shall furnish the Buyer with such other and further documents and certificates of its officers and others as the Buyer shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                  10.13 Seller Closing Deliveries. The Seller Closing Deliveries shall have been made for purposes of the Closing.

                  10.14 Compliance with Applicable Law. The filing and waiting period requirements of the H-S-R Act and any other applicable Law relating to consummation of the transactions hereby shall have been duly complied with and neither the Federal Trade Commission, nor the United States Department of Justice, nor any other agency shall have instituted any review of or claim regarding the Acquisition.

                  10.15 Formation of the Trusts and TPS . The Trusts and TPS shall have been duly formed or organized, and neither of the Trusts nor TPS shall have (or shall ever have had) any operations, liabilities or employees or engage or engaged in any business (except as contemplated herein) at the Closing Date.

                  10.16 Due Diligence. The Buyer shall be satisfied in all respects with the results of its due diligence review of the Seller and its business, including without limitation, customer, vendor and other third party relationships and environmental, tort, securities, corporate, employee benefits, taxation and insurance matters.

                  10.17 Regulatory Analysis. The Buyer shall be satisfied, in its sole and absolute discretion, with its review and analysis of any possible Adverse Regulatory Action and the application and effect of the rules, regulations and orders of the SEC, AICPA, ISB and any applicable federal and state regulatory authorities with respect to the consummation of the

Acquisition and the ongoing practice, operations and regulatory compliance of the Buyer and the Seller.

                  10.18 Bank Consents. The Buyer and its affiliates shall have received the consent of Chase Manhattan Bank, individually and as agent for all banks in the syndicate, pursuant to the Credit and Guarantee Agreement dated November 11, 1998.



           CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE TRUSTS

                  Each and every obligation of the Seller and the Trusts under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the
Seller:

                  11.1. Representations and Warranties; Performance. The representations and warranties made by the Buyer herein shall be true and correct in all material respects on the date of this Agreement and on the Closing Date with the same effect as though made on such date; the Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; the Buyer shall have delivered to the Seller a certificate of its President, dated the Closing Date, certifying to the fulfillment of the conditions set forth herein, substantially in the form attached hereto as
Exhibit 11.1 (the "Buyer's Certificate").

                  11.2. No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, or threatened, and no investigation by any governmental or regulatory authority shall have been commenced, or threatened, against the Seller, any Partner, the Buyer or any of their respective principals, officers or directors, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

                  11.3. Buyer Closing Deliveries.. The Buyer Closing Deliveries shall have been made for purposes of the Closing.

                  11.4. General Consents and Approvals. All consents, approvals and filing with, and registrations and licenses from third parties, regulatory authorities and governmental agencies required to be obtained by the Seller, any Partner or the Buyer, or any combination thereof, to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, could result in an adverse effect on the Included Assets or the Seller's financial condition or business shall have been obtained and delivered.

                  11.5. Lease Consents. The landlords of each location where the Seller leases real property or any interest therein shall have consented in writing to the assignment of leases to such property to the Buyer on terms which are acceptable to the Buyer.

                  11.6. Information Systems Technology. The owners, licensors and/or lessors to the Seller of any information technology, whether hardware, software (whether operating system, application or other type) or telecommunications have consented in writing to the assignment to the Buyer of all the Seller's rights in and to such information technology on terms which are acceptable to the Buyer.

                  11.7. Consents. All consents and approvals necessary to ensure that the Buyer will continue to have the same full rights in respect to the Included Assets and Included Liabilities as the Seller had immediately prior to the consummation of the transaction contemplated hereby shall have been obtained or shall have been waived by the Buyer.

                  11.8. Documents. The Buyer shall furnish the Seller with such other and further documents and certificates of its officers and others as the Seller shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                  11.9. Compliance with Applicable Law. The filing and waiting period requirements of the H-S-R Act and any other applicable Law relating to consummation of the transactions hereby shall have been duly complied with and neither the Federal Trade Commission, nor the United States Department of Justice, nor any other agency shall have instituted any review of or claim regarding the Acquisition.

                  11.10. Regulatory Analysis. The Seller shall be satisfied, in its reasonable discretion, with its review and analysis of any possible Adverse Regulatory Action (including but not limited to (i) the inability of the Seller to perform Public Accounting Services pursuant to an adverse determination by the SEC or (ii) the disapproval of the transactions contemplated herein by an individual state or such state's regulatory agency or body if such state is the source of at least ten percent (10%) of the Seller's revenue) and the application and effect of the rules, regulations and orders of the SEC, AICPA, ISB and any applicable federal and state regulatory authorities with respect to the consummation of the Acquisition and the ongoing practice, operations and regulatory compliance of the Buyer and the Seller.


                         THE BUYER'S CLOSING DELIVERIES

                  At the Closing, the Buyer shall execute and deliver or cause to be delivered, the following (the "Buyer Closing Deliveries"):

                  12.1. Purchase Price. The Buyer shall deliver the Closing Payment owing pursuant to Section 1.3 hereof:

                  12.2. Documents to the Seller. The Buyer will deliver, or will cause to be delivered to the Seller on the Closing Date the following executed documents:

                       (a) the Related Agreements; and

                       (b) an opinion of counsel to the Buyer dated the Closing Date substantially in the form attached hereto as Exhibit 12.2, with such additional exceptions and qualifications as reasonably acceptable to the Seller (the "Buyer's Counsel Opinion").

                  12.3. Retired Partners Agreement. The Buyer will deliver to the MP Retired Partners Trust on the Closing Date the Retired Partners Agreement.


                  THE SELLER AND THE TRUSTS' CLOSING DELIVERIES

                  At the Closing, the Seller and the Trusts shall execute and deliver, or cause to be executed and delivered or shall solicit and encourage the Partners to deliver to the Buyer, the following documents duly executed by the Seller, the Trusts and/or the Partners and any other appropriate third party (collectively, the "Seller Closing Deliveries"):

                       (a) Bill of Sale;

                       (b) Amended Partnership Agreement;

                       (c) the Related Agreements;

                       (d) Power of Attorney (in the form of Exhibit 1.4 of the Administrative Services Agreement);

                       (e) Seller's Release;

                       (f) Lien Releases;

                       (g) Landlord Consents and Estoppels;

                       (h) Other third-party consents; and

                       (i) opinions of the Seller's counsel, dated the Closing Date, substantially in the form attached hereto as Exhibits 13(a) and 13(b), with such additional exceptions and qualifications as reasonably acceptable to the Buyer (the "Sellers' Counsel Opinion").


                              CLOSING; TERMINATION

                  14.1. Closing. The Closing shall be held at the office of the Seller, or at such place or places as the parties may mutually agree, on August 2, 1999, or at such earlier or later date as the Buyer and the Seller shall agree (the "Closing Date"). Each party shall cooperate, as to matters under such party's control, in the satisfaction of conditions to the obligations of the parties at the Closing; provided, that the foregoing shall not require any party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

                  14.2. Termination.

                       (a) This Agreement may be terminated and abandoned on or prior to the Closing Date as follows:

                           (i) by mutual consent of all parties hereto;

                           (ii) by the Seller if the conditions precedent contained in Article XI hereof have not been fulfilled or waived in writing on or prior to the Closing Date;

                           (iii) by the Buyer if the conditions precedent contained in Article X hereof have not been fulfilled or waived in writing on or prior to the Closing Date;

                           (iv) by the Buyer or the Seller, because of a misrepresentation or breach of warranty by the Seller or Trusts (in the case of termination by the Buyer) or by Block or the Buyer (in the case of termination by Seller) that is either a Breach Event or because of a Subsequent Development and such misrepresentation or breach is or would likely be adverse in a material way to the terminating party in its reasonable discretion (and the terminating party is not itself in breach of this Agreement);

                           (v) by the Buyer or the Seller if the Closing has not occurred by October 31, 1999; or

                           (vi) by the Buyer in accordance with Section 6.19.

                       (b) In the event of termination by any party pursuant to
     Section 14.2(a), written notice thereof shall promptly be given by the terminating party to the other party.

                       (c) In the event of termination by any party pursuant to
     Section 14.2(a)(i), (ii), (iii), (v) or (vi), each party shall pay its own expenses incident to the preparation for the consummation of this Agreement and the transactions contemplated hereby.

                       (d) In the event of termination pursuant to Section 14.2(a)(iv), the misrepresenting/breaching party shall pay to the terminating party the sum of $250,000 for reimbursement of the terminating party's costs (and not as liquidated damages).

                       (e) Except for a termination pursuant to Section 14.2(a)(v) or as provided in Section 14.2(f), a termination under the provisions of Section 14.2(a) shall not prejudice any claim of the terminating party for damages that such party may have hereunder or in law or in equity.

                       (f) In the event that (i) a party is notified by the other party of a Breach Event or Subsequent Development prior to Closing,
     (ii) the notified party either accepts the Draft Supplemental Schedule addressing such Breach Event or Subsequent Development in accordance with
     Section 9.7 or does not elect to terminate this Agreement because of such Breach Event or Subsequent Development pursuant to Section 14.2(a)(iv) and
     (iii) the Closing occurs, then the notified party shall be deemed to have waived such Breach Event or Subsequent Development (and the resulting misrepresentation or breach of warranty) and shall not be entitled to indemnification for Damages relating thereto under Article XV.


                                 INDEMNIFICATION

                  15.1. Indemnification by the Seller and the MP Active Partners Trust. Subject to the limitations set forth in Sections 15.5 and 16.4, the Seller and the MP Active Partners Trust, jointly and severally, agree to indemnify the Buyer, Block, HRB and each of their respective officers, directors, employees, agents and Affiliates (each a "Buyer Indemnitee") against any loss, damage, or expense (including but not limited to reasonable attorneys' fees) (collectively, "Damages"), incurred or sustained by any Buyer Indemnitee as a result of (a) any breach by the Seller or the Trusts of any term, provision, covenant or agreement contained in this Agreement, claim for which is made in writing prior to the expiration of the survival period, if any, under
Section 16.4 (the "Survival Period"); (b) any inaccuracy in any of the representations or warranties made by the Seller or the Trusts in Article III of this Agreement, claim for which is made prior to the expiration of the Survival Period; (c) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by the Seller or the Trusts in accordance with any provision of this Agreement, claim for which is made in writing prior to the expiration of the Survival Period; (d) any act or omission of the Seller or the Trusts on or prior to the Closing Date which breaches the terms hereof or of any agreement referred to herein, claim for which is made in writing prior to the expiration of the Survival Period; (e) the operation, structure, status, condition, actions or omissions of the Seller or the Trusts on or prior to the Closing Date, claim for which is made in writing prior to the expiration of the Survival Period; (f) any amounts payable pursuant to Section 6.7, claim for which is made in writing prior to the expiration of the Survival Period or (g) the ownership of the Excluded Assets or the Excluded Liabilities after the Closing Date, whether or not claim regarding same is made in writing prior to the expiration of the Survival Period. In the event that the Buyer suffers any Damages after the Closing Date as a result of the operations, structure, status or condition of the Seller before the Closing Date, the Seller and the Trusts shall jointly and severally defend and indemnify the Buyer from such Damages notwithstanding the knowledge or absence of knowledge of the Buyer, the Seller and the Trusts of the operations, structure, status or condition causing same or the accuracy or inaccuracy of any representation or warranty made or given under
Article III of this Agreement which may relate or apply to any such operations, structure, status or condition. The Seller and the Trusts shall not be obligated to indemnify the Buyer Indemnitees with respect to any Damages arising or alleged to arise directly or indirectly from an Adverse Regulatory Action caused or relating to the Acquisition. The acting Buyer Indemnitee shall give written notice to a representative of the Seller (the "Seller's Representative") whose name shall be set forth on Schedule 15.1 stating specifically the basis for the claim for Damages, the amount thereof and shall tender defense thereof to the Seller as provided in Section 15.3. The Buyer Indemnitees shall then be entitled, but not obligated, to offset all such claims for Damages against any Future Payments, dollar for dollar, in satisfaction of the amount of such Damages (but any such offset amount shall not affect the Earnout Payments or any compensation amounts payable to the Buyer employees). The amount of Damages payable under this Section 15.1 shall be limited as described in Section 15.5 hereof, and claims for Damages shall be subject to the limitations set forth in
Section 16.4. To the extent that Damages are not applied to offset as provided above, all payments of Damages under this Section 15.1 shall (at the Buyer's election) be made directly to Block without being considered Adjusted EBITDA (as used in Section 1.4(a)(i) hereof) or having any effect upon the calculation or payment of Earnout Payments or any purchase price under this Agreement or any compensation amounts payable to the Buyer employees. Amounts due shall be paid within thirty (30) days after demand unless disputed by any of the Seller Indemnitees, in which case such dispute shall be subject to mediation/arbitration pursuant to Section 16.13 hereof.

                  15.2. Indemnification by HRB. Subject to the limitations set forth in Sections 15.5 and 16.4, HRB agrees to indemnify the Seller or the MP Active Partners Trust or the MP Retired Partners Trust (the "Seller Indemnitees") against any Damages incurred by the Seller Indemnitees as a result of (a) any breach by the Buyer Indemnitees of any term, provision, covenant or agreement contained in this Agreement or any other agreement, document, instrument, statement, letter or certificate delivered to the Seller Indemnitees at the Closing, claim for which is made in writing prior to the expiration of the Survival Period; (b) any inaccuracy in any of the representations or warranties made by any of the Buyer Indemnitees in Articles IV and/or V of this Agreement or in any certificate or other document or instrument delivered by the Buyer Indemnitees in accordance with this Agreement, claim for which is made in writing prior to the expiration of the Survival Period; (c) any act or omission of the Buyer Indemnitees after the Closing Date which breaches the terms hereof or of any agreement referred to herein, claim for which is made in writing prior to the expiration of the Survival Period; (d) the operation of the Buyer (after the Closing Date), claim for which is made in writing prior to the expiration of the Survival Period; or (e) ownership of the Included Assets or the assumption of the Included Liabilities after the Closing Date, claim for which is made in writing prior to the expiration of the Survival Period. Notwithstanding anything to the contrary herein, the Buyer Indemnitees shall have no liability to the Seller or the Trusts or any other person under this Section 15.2 for Damages to the extent arising in whole or in part from acts or omissions of the Seller Indemnitees, provided, however, that the provisions of this sentence shall not be construed to eliminate or prohibit either (i) any indemnification by the Buyer of officers and directors of the Buyer to the extent provided for in the articles of incorporation or by-laws of the Buyer; or (ii) coverage of the Seller or the Trusts by any insurance policies maintained from time to time by either the Seller, the Trusts or the Buyer, to the extent the terms of such policies provide such coverage. Further, to make more specific the provisions of the preceding sentence, but not by way of limitation, none of the Buyer Indemnitees shall be obligated to indemnify the Seller or the Trusts, or any other person or entity with respect to any Damages arising or alleged to arise directly or indirectly from any Adverse Regulatory Action caused or relating to the Acquisition or for any activity by any regulatory, certifying or similar body challenging any license, certificate or similar status maintained by the Seller, the Trusts, any Partner, or any such person or entity. The Seller Indemnitees shall give written notice to the Buyer stating specifically the basis for the claim for Damages, the amount thereof and shall tender defense thereof to the Buyer as provided in Section 15.3. Amounts due shall be paid within thirty (30) days after demand unless disputed by any of the Buyer Indemnitees, in which case such dispute shall be subject to mediation/arbitration pursuant to Section 16.13 hereof. The amount of Damages payable under this Section 15.2 shall be limited as described in Section 15.5 hereof, and claims for Damages shall be subject to the limitations set forth in
Section 16.4.

                  15.3. Tender of Defense for Damages. Promptly upon receipt by either the Buyer, the Seller's Representative or either of the Trusts of a notice of a claim by a third party which may give rise to a claim for Damages, the indemnified party shall give written notice thereof to the other party. No reasonable delay of indemnified party in the performance of the foregoing shall relieve, reduce or otherwise affect the indemnifying party's obligations and liability to indemnify the indemnified party pursuant to this Agreement. If the indemnifying party gives to the indemnified party an agreement in writing, in a form reasonably satisfactory to indemnified party's counsel, to defend such claim for Damages, the indemnifying party may, at its sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as the indemnifying party, in its sole discretion, shall elect and the indemnified party shall execute such documents and take such steps as may be reasonably necessary in the opinion of counsel for the indemnifying party to enable the indemnifying party to conduct the defense of such claim for Damages. If the indemnifying party fails or refuses to defend any claim for Damages, the indemnifying party may nevertheless, at its own expense, participate in the defense of such claim by the indemnified party and in any and all settlement negotiations relating thereto. In any and all events, the indemnifying party shall have such access to the records and files of the indemnified party relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof.

                  15.4. Construction. The parties intend that each representation, warranty, and covenant herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant, as the case may be.

                  15.5. Limitation. The maximum amount of Damages payable by Block, HRB and the Buyer (collectively), on one hand, and the Seller and the MP Active Partners Trust (collectively), on the other hand, under this Article XV shall be the unpaid remaining amount of Future Payments (determined at the time notice of the claim for indemnification under this Article XV is made; such remaining amount, the "Remaining Future Payment Amount"), provided, however, that such limitation shall not apply to Damages related to or arising from (i) any fraud or intentional misrepresentation or breach or (ii) any third party professional liability claims, and related expenses (including but not limited to attorneys' fees). For purposes of this Article XV and elsewhere in this Agreement, "Damages" shall not include (A) consequential, exemplary or punitive damages or (B) diminution in value or loss of bargain type damages which multiply or increase direct or out-of-pocket damages. In the case of a claim made by the Buyer, the Buyer shall be entitled only to offset the amount of such claim against the Remaining Future Payment Amount in accordance with Section 16.5 hereof. In the event that such offset is (or is determined by a competent court to be) not legal, permitted or otherwise valid (or subject to penalty or other adverse consequence) under applicable law, then the Buyer may so notify the Seller whereupon the Seller and the MP Active Partners Trust shall pay to the Buyer the amount of Damages claimed by the Buyer or, at the Buyer's discretion, the parties may enter into a mutually agreeable alternative form of transaction resulting in prompt payment of such amount to the Buyer.


                            MISCELLANEOUS PROVISIONS

                  16.1. Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the Seller's Representative, the Trusts, the Buyer and Block.

                  16.2. Waiver of Compliance; Consents. Any failure of the Seller or the Trusts on the one hand, or the Buyer on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Buyer, the Seller or the Trusts respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 16.2.

                  16.3. Expenses. Except as otherwise expressly provided in this Agreement, each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein, provided that the Seller shall bear all reasonable costs, not to exceed Thirty Thousand Dollars ($30,000) incurred by the MP Retired Partners Trust, and the Buyer shall bear the out-of-pocket costs incurred by the Buyer or the Seller after the date hereof and prior to the Closing in connection with correspondence and discussions with applicable regulators concerning the alternative practice structure involved in this Acquisition (but not in connection with any licensing or certification of any individual Partner or employee of the Seller in the ordinary course of business). The Seller may pay the expenses of the Partners, if any, incurred for services rendered or products delivered prior to the Closing Date to the extent such payments do not cause the cash on hand of the Seller as of the Closing Date to be less than zero dollars.

                  16.4. Investigations; Survival of Representations, Warranties and Indemnification Obligations. The respective representations and warranties of the Seller, the Trusts and the Buyer contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived (except to the extent waived in writing pursuant to Section 16.2) or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Except to the extent set forth herein to the contrary, each and every such representation and warranty and indemnification obligation of any party hereunder other than an indemnification obligation resulting from intentional, fraudulent or willful actions or omissions, misrepresentations or breaches shall survive until July 31, 2003; provided, however, all representations and warranties under Sections 3.2 [Interests], 3.4 [Approval and Enforceability of Agreement], 3.12 [Title and Related Matters], 3.13 [Litigation], 3.14 [Tax Matters], 3.16 [ERISA and Related Employee Benefit Matters] and all covenants and obligations under Section 6.7 [Tax Matters] shall survive the Closing until the expiration of any applicable statute of limitations and actions for intentional, fraudulent or willful actions or omissions, misrepresentations or breaches shall survive indefinitely; and provided, further, that any claim for indemnification pursuant to Article XV made within the applicable survival period shall survive until finally resolved notwithstanding expiration of the applicable survival period.

                  16.5. Right to Offset. The Buyer shall have the right to offset any amount that the Buyer owes to a Partner, the MP Active Partners Trust or to the Seller under the Future Payments provided herein against amounts due from the Seller or the Trusts to the Buyer, HRB or Block under this Agreement, the Administrative Services Agreement and/or the Managing Director Employment Agreements and the Senior Managing Director Employment Agreements (such agreements, the "Offset-Applicable Agreements"); provided, however, that no offset shall be permitted against the compensation payable to a Partner under any Managing Director Employment Agreement or Senior Managing Director Employment Agreement unless: (i) all other present and owing obligations which could be offset under the Offset-Applicable Documents have been offset; or (ii) the amount being offset is owed under the Managing Director Employment Agreement or Senior Managing Director Employment Agreement. In no event shall offset be permitted against base salary payable under such Managing Director Employment Agreement or Senior Managing Director Employment Agreement unless the amount being offset is owed under such Managing Director Employment Agreement or Senior Managing Director Employment Agreement. Except as otherwise provided in this
Section 16.5, any offset permitted under this Section may be applied against payments owed in any order determined in the discretion of the Buyer.

                  16.6. Notices. Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective only if it is in writing and (a) personally delivered, (b) sent by certified or registered mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (d) telexed or telecopied, with receipt confirmed, addressed as follows:

                           (i) If to the Seller to:

                               McGladrey & Pullen, LLP
                               3600 West 80th Street, Suite 500
                               Bloomington, MN 55431
                               Attention: Thomas G. Rotherham
                               Facsimile: (612) 921-7701
                                 with a copy to:

                                 McDermott, Will & Emery
                                 227 West Monroe Street
                                 Chicago, IL 60606
                                 Attention: William J. McGrath, Esq. and David J Duez, Esq.
                                 Facsimile: (312) 984-7700

                           (ii)  If to the Trusts, to:

                                 c/o McGladrey & Pullen, LLP
                                 102 West Second Street, 2nd Floor
                                 Davenport, IA 52801
                                 Attention: Clifford Newman, Trustee



                           (iii) If to the Buyer or HRB, to:

                                 H&R Block, Inc.
                                 4400 Main Street
                                 Kansas City, MO 64111
                                 Attention: Bret G. Wilson
                                 Facsimile:(816) 753-8628

                                 with a copy to:

                                 H&R Block, Inc.
                                 4400 Main Street
                                 Kansas City, MO  64111
                                 Attention: James H. Ingraham, Esq.
                                 Facsimile:(816) 753-8628
                                 and

                                 Bryan Cave LLP
                                 One Kansas City Place
                                 1200 Main, Suite 3500
                                 Kansas City, MO 64105
                                 Gregory G. Johnson, Esq.
                                 Facsimile: (816) 374-3300

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) three (3) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (4) when receipt of the telex or telecopy is confirmed, as the case may be.

                  16.7. Definition of Laws and the Seller's Knowledge. For the purpose of this Agreement, "Laws" shall include, without limitation, all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law, and "Seller's Knowledge", "knowledge of Seller" or phrases of similar import shall mean the actual knowledge of the Seller, with the Seller being deemed to have actual knowledge of those matters of which Scally, Rotherham, and/or any managing or executive partner, officer or director of the Seller has actual knowledge.

                  16.8. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Seller without the prior written consent of the Buyer. The Buyer may at any time, in its discretion, assign this Agreement to any direct or indirect subsidiary or affiliate firm or corporation of Block (each a "Block Subsidiary"), but the Buyer may not assign this Agreement to any firm or corporation other than a Block Subsidiary without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

                  16.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  16.10. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

                  16.11. Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  16.12. Governing Law. The provisions hereof shall be governed and interpreted in all respects pursuant to the internal and substantive laws of the State of Iowa without regard to conflict of laws principles which might cause the law of another jurisdiction to apply.

                  16.13. Arbitration. Any controversy, claim, or dispute arising out of or relating to this Agreement or any breach thereof, including without limitation any dispute concerning the scope of the arbitration clause set forth below, shall be resolved as set forth below. Any party may seek injunctive relief pending the completion of mediation and arbitration under this Agreement.

                       (a) In the event a dispute arises relating to this Agreement, any party may demand mediation by notifying the American Arbitration Association ("AAA") in the location where any mediation would be conducted as set forth below, in writing with copies to all other parties involved in the dispute. The notification will state with specificity the nature of the dispute and the amount of any claims. Upon receipt of the mediation demand, the AAA will immediately convene a pre-mediation telephone conference of the parties hereto. The parties will make a representative, with full authority to settle, available for such a conference within five
     (5) business days of being contacted by the AAA or its designated mediator ("Mediator"). During the pre-mediation telephone conference, the parties will agree on mediation procedures or, in the event they cannot agree, Mediator will set the mediation procedures. The mediation procedures will provide for the mediation to be completed within thirty (30) business days of the date of the initial demand for mediation. The parties will participate in good faith in the mediation and will use their best efforts to reach a resolution within the thirty (30) day time period. Each party will make available in a timely fashion a representative with authority to resolve the dispute. In the event that the dispute has not been resolved within thirty (30) days, the mediation may continue if the parties so desire. If not, the Mediator will so notify the parties and declare the mediation terminated. In the event that the mediation continues beyond thirty (30) days, but is not resolved within what Mediator believes is a reasonable time thereafter, the Mediator will so notify the parties, and declare the mediation terminated. Fees of the mediator shall be split equally between the Buyer on the one hand and the Seller or the Trusts and or the Partners on the other hand.

                       (b) After the mediation has been declared terminated, the matters in dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the AAA as supplemented herein and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The governing law of this Agreement shall be the law used by the arbitrators in rendering their award, except that the Federal Rules of Evidence shall apply. There shall be three arbitrators. Each party shall choose one arbitrator, and the two chosen arbitrators shall choose the third arbitrator. Pending final award, the arbitrators' compensation and expenses shall be advanced equally by the parties. The AAA shall hold an administrative conference with counsel for the parties within twenty (20) days after the filing of the demand for arbitration by any one or more of the parties. The parties and the AAA shall thereafter cooperate in order to complete the appointment of three arbitrators as quickly as possible. Within 15 days after all three arbitrators have been appointed, an initial meeting (which, if the arbitrators so determine, may be by phone) among the arbitrators and counsel for the parties shall be held for the purpose of establishing a plan for administration of the arbitration, including: (1) definition of issues; (2) scope, timing, and types of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the parties, but may not without consent of all parties include depositions; (3) exchange of documents and filing of detailed statements of claims, prehearing memoranda and dispositive motions; (4) schedule and place of hearings; and (5) any other matters that may promote the efficient, expeditious, and cost-effective conduct of the proceeding. Each party shall have the right to request the arbitrator to make specific findings of fact.

                       (c) The majority decision of the arbitrators shall contain findings of facts on which the decision is based, including any specific factual findings requested by either party, and shall further contain the reasons for the decision with reference to the legal principles on which the arbitrators relied. Such decision of the arbitrators shall be final and binding upon the parties. The arbitration shall take place in Chicago, Illinois.

     The final award shall award to the prevailing party its reasonable attorneys' fees and costs incurred in connection with the arbitration (but if the prevailing party is not awarded all of the damages sought, only to the extent, pro rata, of its award compared to the damages sought) and may grant such other, further, and different relief as authorized by the Rules, including damages and out-of-pocket costs but which may not include exemplary, consequential or punitive damages.

                  16.14. Entire Agreement. This Agreement, which term as used throughout includes the Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                       [SIGNATURES ON THE FOLLOWING PAGE]

          THIS AGREEMENT IS SUBJECT TO AN ARBITRATION PROVISION THAT IS
                            BINDING ON THE PARTIES.


IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first herein above set forth.



MCGLADREY & PULLEN, LLP                                             MGP BUSINESS SERVICES, INC.

/S/ MARK W. SCALLY                                                  By:        /S/ BRET G. WILSON
------------------                                                             ------------------
Mark W. Scally                                                      Name:      Bret G. Wilson, Vice President

/S/ THOMAS G. ROTHERHAM
-----------------------
Thomas G. Rotherham

BEING ALL THE MEMBERS OF THE
OFFICE OF THE MANAGING PARTNER

                                                                    MP ACTIVE PARTNERS TRUST
By:        /S/ MARK W. SCALLY
           ------------------
Name:      Mark W. Scally
Title:     Chairman of the Board                                    By:     /S/ CLIFFORD NEWMAN
                                                                            -------------------
                                                                            Clifford Newman, Trustee

By:        /S/ JAMES BLAYNEY                                        MP RETIRED PARTNERS TRUST
           -----------------
Name:      James Blayney
Title:     Board Member
                                                                    By:     /S/ CLIFFORD NEWMAN
                                                                            -------------------
                                                                            Clifford Newman, Trustee
By:        /S/ KAREN BOWMAN
           ----------------
Name:      Karen Bowman
Title:     Board Member                                             H&R BLOCK, INC.

By:        /S/ JEFFERY CANNON
           ------------------
Name:      Jeffery Cannon                                           By:        /S/ FRANK L. SALIZZONI
                                                                               ----------------------
Title:     Board Member                                             Name:      Frank L. Salizzoni
                                                                    Title:     President
By:        /S/ STEVE HAMMES
           ----------------
Name:      Steve Hammes                                             HRB BUSINESS SERVICES, INC.
Title:     Board Member

                                                                    By:        /S/ BRET G. WILSON
                                                                               ------------------

                                                                    Name:     Bret G. Wilson, Vice President

By:        /S/ ROBERT LINDEMAN
           -------------------
Name:      Robert Lindeman
Title:     Board Member


By:        /S/ MICHAEL MARTIN
           ------------------
Name:      Michael Martin
Title:     Board Member


By:        /S/ PATRICIA MURPHY-KESSINGER
           -----------------------------
Name:      Patricia Murphy-Kessinger
Title:     Board Member


By:        /S/ GORDON OPLAND
           -----------------
Name:      Gordon Opland
Title:     Board Member


By:        /S/ DEWAYNE SCHEER
           ------------------
Name:      DeWayne Scheer
Title:     Board Member


By:        /S/ GARY KRAMER
           ---------------
Name:      Gary Kramer
Title:     Board Member


By:        /S/ ROBERT EARLY
           ----------------
Name:      Robert Early
Title:     Board Member

BEING ALL THE MEMBERS OF THE
MCGLADREY & PULLEN, LLP BOARD OF
DIRECTORS

                                LIST OF SCHEDULES
                                       TO
                            ASSET PURCHASE AGREEMENT





SCHEDULES                      TITLE
---------                      -----
Schedule 1.1                   Excluded Assets

Schedule 1.2                   Included Liabilities

Schedule 1.3(d)                A/R & WIP Estimate

Schedule 1.3(e)                Net Prepaid Estimate

Schedule 1.3(f)                Pre-Closing Development Expenditures Budget

Schedule 1.4(a)(i)             A/R & WIP Reserve and Write-off

Schedule 1.4(a)(iv)            Foundation Firms; Foundation Firm Managers; Prior Add-On
                               Firms

Schedule 1.4(b)                Model and True-Up Adjustment

Schedule 2.4                   Closing Block Options

Schedule 3.1                   Office Locations and Foreign Qualifications;

Schedule 3.2                   Interests in the Seller; Retired  Partner Obligations

Schedule 3.3                   Subsidiaries and Identified Affiliates

Schedule 3.4                   Resolutions and Consents

Schedule 3.5                   Violations

Schedule 3.6                   Governmental Authorities; Licensure

Schedule 3.7                   Financial Statements

Schedule 3.8                   Undisclosed Liabilities

Schedule 3.9                   Changes Subsequent to Financial Statement Date

Schedule 3.10                  Contracts

Schedule 3.10(a)               Form of Engagement Letter - Audit

Schedule 3.10(b)               Form of Engagement Letter - Review

Schedule 3.10(c)               Form of Engagement Letter - Business Valuation

Schedule 3.10(d)               Form of Engagement Letter - Consulting

Schedule 3.12                  Liens; Real Property; Leases


SCHEDULES                      TITLE
---------                      -----
Schedule 3.14                  Tax Matters

Schedule 3.15                  Non-Compliance

Schedule 3.16                  Benefit Plans

Schedule 3.17                  Labor Relations

Schedule 3.18                  Insurance

Schedule 3.19                  Capital Expenditures

Schedule 3.20                  Dealings with Affiliates

Schedule 3.21                  Competition

Schedule 3.22                  Bank Accounts

Schedule 3.23                  Compensation

Schedule 3.25                  Intellectual Property

Schedule 3.26                  Outside Financial Interests

Schedule 3.27                  Guarantees

Schedule 3.29                  Partner Indebtedness

Schedule 3.30                  Seller's Files

Schedule 3.34                  Affiliate and Network Relationships

Schedule 3.35                  Ernst & Young Peer Review

Schedule 3.38                  Trusts Assets

Schedule 5.5                   Major Franchisees

Schedule 6.1(e)                Pre-Closing Capital Budget

Schedule 6.7(c)                Tax Reporting

Schedule 8.4                   Employee Compensation

Schedule 9.3                   Network Firms

Schedule 15.1                  Seller's Representative

                                LIST OF EXHIBITS
                                       TO
                            ASSET PURCHASE AGREEMENT




EXHIBIT                          TITLE
-------                          -----
Exhibit 1.3(c)                   Form of Retired Partners Agreement

Exhibit 1.6(a)                   Form of Bill of Sale

Exhibit 1.6(b)                   Form of Assignment and Assumption Agreement

Exhibit 2.4(a)                   Stock Option Plan

Exhibit 2.4(b)                   Form of Stock Option Agreement

Exhibit 2.5                      Form of Administrative Services Agreement

Exhibit 2.6                      Form of Guaranty

Exhibit 2.7                      Form of Loan Agreement

Exhibit 2.8                      Form of Operations Agreement

Exhibit 6.9                      Form of Seller's Release

Exhibit 6.15                     Form of Conditional Purchase Agreement

Exhibit 6.18(a)                  Form of Managing Director Employment Agreement

Exhibit 6.18(b)                  Form of Senior Managing Director Employment Agreement

Exhibit 6.19                     Form of Supplemental Partners' Agreement

Exhibit 6.20(a)                  Form of Scally Employment Agreement

Exhibit 6.20(b)                  Form of Rotherham Employment Agreement

Exhibit 10.1                     Form of Seller's Certificate

Exhibit 11.1                     Form of Buyer's Certificate

Exhibit 12.2                     Form of Buyer's Counsel Opinion

Exhibits 13(a) and               Form of Seller's Counsel Opinion
13(b)